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Exhibit 99.1.

                                CREDIT AGREEMENT

            THIS CREDIT AGREEMENT (the "Agreement") is made and dated as of the 10th day of April, 2001, by and among SERACARE, INC., a Delaware corporation (the "Company"), SANWA BANK CALIFORNIA ("Sanwa"), as administrative agent (the "Administrative Agent"), SANWA BANK CALIFORNIA, as Issuing Bank, and SANWA BANK CALIFORNIA, as collateral agent (the "Collateral Agent"), for the Lenders referenced below, the Lenders from time to time party hereto.

                                    RECITALS

      A. The Company has asked the Lenders to extend credit to it to repay certain outstanding Indebtedness (as such term and all other capitalized terms used herein and not otherwise defined are defined in Paragraph 13 below) of the Company and its Subsidiaries and for general working capital and corporate purposes.

      B. Subject to the terms and conditions contained in this Agreement, (i) the Lenders have agreed to extend such credit to the Company and (ii) Sanwa has agreed to act as Administrative Agent for the Lenders with respect thereto.

            NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   AGREEMENT

            1. Credit Facility.

                  1(a) Revolving Loans. On the terms and subject to the conditions set forth herein, the Lenders severally agree that they shall from time to time to but not including the Revolving Maturity Date, make revolving loans (the "Revolving Loans" or a "Revolving Loan"), pro rata in accordance with their respective Percentage Shares, in aggregate amounts not to exceed at any one time outstanding equal to (1) the lesser of the Revolving Credit Limit or the Borrowing Base minus (2) the aggregate amount of Outstanding Letters of Credit, including any Letters of Credit requested to be issued on the funding date for the proposed Revolving Loans.

                  1(b) Principal Repayment of Revolving Loans. The Company shall pay the principal amount of each Revolving Loan on the Revolving Maturity Date. Principal amounts prepaid hereunder may be reborrowed on the terms and subject to the conditions set forth in this Agreement, it being expressly acknowledged and agreed that the credit facility provided under this Paragraph 1 is a revolving facility.

                  1(c) Letters of Credit. On the terms and subject to the conditions set forth herein, the Issuing Bank agrees, upon the written request of the Company (a "Letter of

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Credit Request"), to issue from time to time from the date hereof to and including the 30th day immediately preceding the Revolving Maturity Date, its standby and commercial Letters of Credit (a "Letter of Credit" and, collectively, the "Letters of Credit") for the account of the Company in an amount which, when added to: (1) the aggregate amount of all other Outstanding Letters of Credit at the proposed issuance date will not exceed the L/C Credit Sub-Limit, and (2) the aggregate amount of Revolving Loans outstanding hereunder plus the aggregate amount of all other Outstanding Letters of Credit at the proposed issuance date will not exceed the lesser of the Revolving Credit Limit or the Borrowing Base.

                  Each Letter of Credit shall be requested by the Company at least three Business Days prior to the proposed issuance date by delivery to the Administrative Agent (with a copy to the Issuing Bank) of a duly executed Letter of Credit Request, accompanied by all other documents, instruments and agreements as the Issuing Bank may require (the "L/C Documents"). No Letter of Credit may have an expiration date later than five (5) Business Days prior to the Revolving Maturity Date. Each drawing under a Letter of Credit (a "L/C Drawing") shall be reimbursed to the Issuing Bank in full on the date thereof by the Company, without demand or notice of any kind. In accordance with its usual practices and procedures, the Issuing Bank will notify the Company promptly after a drawing under a Letter of Credit of the date and amount thereof, but no failure to so notify the Company will affect the obligations of the Company under this Agreement, including, without limitation, the obligation of the Company to reimburse the Issuing Bank for each drawing in accordance with the preceding sentence. The Company's obligation to pay L/C Drawings shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and irrespective of any set-off, counterclaim or defense to payment which the Company may have or have had against the Issuing Bank, the Agent or any Lender (except such as may arise out of the Issuing Bank's gross negligence or willful misconduct hereunder) or any other Person, including, without limitation, any setoff, counterclaim or defense based upon or arising out of:

                        (1) Any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                        (2) Any amendment or waiver of or any consent to departure from the terms of any Letter of Credit;

                        (3) The existence of any claim, setoff, defense or other right which the Company or any other Person may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting); or

                        (4) Any allegation that any demand, statement or any other document presented under any Letter of Credit is forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever or any variations in punctuation, capitalization, spelling or format of the drafts or any statements presented in connection with any L/C Drawing.

            2. Interest on Loans, Conversion of Loans, Illegality of Loans, Requirements of Law pertaining to Loans, Funding, Prepayments and Prepayment Penalties, Use of Proceeds.

                  2(a) Interest Billing and Payment Requirements. Interest accruing on Reference Rate Loans shall be payable monthly, in arrears, for each month on the last Business Day of each such month in the amount set forth in an interest billing for such Loans delivered by the Administrative Agent to the Company (which delivery may be telephonic and later confirmed in writing). Interest accruing on LIBOR Loans shall be payable, in arrears, on the last day of each calendar quarter occurring during the applicable Interest Period and on the last day of such Interest Period.

                  2(b) Election of Type of Revolving Loans; Conversion Options; Funding of Loans.

                        (1) Reference Rate and LIBOR Options. All Revolving Loans shall either be Reference Rate Loans bearing interest calculated at the Reference Rate plus the Reference Rate Spread or LIBOR Loans bearing interest, during any Interest Period, at Adjusted LIBOR for such Interest Period plus the LIBOR Spread; provided, however, that (i) if the Company shall fail to elect to have a Revolving Loan funded as a LIBOR Loan, such Revolving Loan shall be a Reference Rate Loan; (ii) no Revolving Loan may be funded as a LIBOR Loan so long as a Potential Default or Event of Default has occurred and is continuing; and (iii) at the election of the Administrative Agent, upon the occurrence of a Potential Default or an Event of Default, all LIBOR Loans then outstanding shall immediately be converted to Reference Rate Loans.

                        (2) Funding of Revolving Loans. Subject to the other terms and conditions of this Agreement, the Company may from time to time request Revolving Loans by giving the Administrative Agent irrevocable notice of such request no later than: (i) in the case of a Reference Rate Loan, 10:00 a.m. (Los Angeles time) on the requested funding date, and
      (ii) in the case of a LIBOR Loan, 10:00 a.m. (Los Angeles time) on the third LIBOR Business Day preceding the proposed funding date. The principal amount of each LIBOR Loan shall be in the minimum amount of $1,000,000.00 and whole multiples of $100,000.00 in excess thereof. The Company may elect from time to time to convert Loans outstanding: (i) as LIBOR Loans to Reference Rate Loans by giving the Administrative Agent irrevocable notice of such election no later than 10:00 a.m. (Los Angeles time) on the last day of the Interest Period for such LIBOR Loan, and (ii) as Reference Rate Loans to LIBOR Loans by giving the Administrative Agent irrevocable notice of such election no later than 10:00 a.m. (Los Angeles time) on the third LIBOR Business Day preceding the proposed conversion date; provided, that, no more than seven (7) Interest Periods may be in effect at any one time. Any conversion of LIBOR Loans may only be made on the last day of the applicable Interest Period. No Reference Rate Loan may be converted into a LIBOR Loan if an Event of Default or Potential Default has occurred and is continuing at the requested conversion date. All or any part of outstanding Loans may be converted as provided herein, provided that partial conversions shall be in an amount not less than the amount required pursuant to the second sentence of this subparagraph (2).

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                        (3) Continuation of LIBOR Loans. The Company may elect
      from time to time to have any LIBOR Loan continued as such upon the expiration of the Interest Period applicable thereto by giving the Administrative Agent irrevocable notice of such election no later than 10:00 a.m. (Los Angeles time) on the third LIBOR Business Day preceding the last day of such Interest Period; provided, however, that no LIBOR Loan may be continued as such when any Event of Default or Potential Default has occurred and is continuing, but shall be automatically converted to a Reference Rate Loan on the last day of the Interest Period applicable thereto. The Administrative Agent shall notify the Company promptly that such automatic conversion will occur. If the Company shall fail to give notice of its election to continue a LIBOR Loan as such as provided above, the Company shall be deemed to have elected to convert the affected LIBOR Loan to a Reference Rate Loan on the last day of the applicable Interest Period.

                        (4) Revolving Loan Requests.

                              (i) Each request for the funding, continuation or
            conversion of a Revolving Loan shall be evidenced by the timely delivery by the Company to the Administrative Agent of a duly executed Loan Request or Continuation or Conversion Request (which delivery may be by facsimile transmission).

                              (ii) Upon receipt of a Loan Request for the
            funding of a new Revolving Loan, the Administrative Agent shall promptly notify each Lender of such Lender's Percentage Share thereof. Each Lender shall make its Percentage Share of the proposed Revolving Loan available to the Administrative Agent, in same-day funds, on the funding date at the Contact Office of the Administrative Agent, at such account as the Administrative Agent shall designate no later than 10:00 a.m. (Los Angeles time). The failure of any Lender to advance its Percentage Share of a proposed Revolving Loan shall not relieve any other Lender of its obligation hereunder to advance its Percentage Share thereof, but no Lender shall be responsible for the failure of any other Lender to make any such advance. Nothing contained herein shall in any manner or to any extent be deemed to constitute a waiver by the Company of any rights, powers and remedies which it may have against any Lender for failure of such Lender to fund its Percentage Share of Revolving Loans as required by the Loan Documents.

                  2(c) Illegality. Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain LIBOR Loans as contemplated by this Agreement: (1) the commitment of such Lender hereunder to make or to continue LIBOR Loans or to convert Reference Rate Loans to LIBOR Loans shall forthwith be canceled and (2) such Lender's Percentage Share of Revolving Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to Reference Rate Loans at the end of their respective Interest Periods or within such earlier period as may be required by law. In the event of a conversion of any such Revolving Loan prior to the end of its applicable Interest Period the Company hereby

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agrees promptly to pay any Lender affected thereby, upon demand, the amounts required pursuant to Paragraph 2(g) below, it being agreed and understood that such conversion shall constitute a prepayment for all purposes hereof. The provisions hereof shall survive the termination of this Agreement and payment of the outstanding Revolving Loans and all other amounts payable hereunder.

                  2(d) Requirements of Law; Increased Costs. In the event that any applicable law, order, regulation, treaty or directive issued by any central bank or other governmental authority, agency or instrumentality or in the governmental or judicial interpretation or application thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) issued by any central bank or other governmental authority, agency or instrumentality:

                                (1) Does or shall subject any Lender or the
            Issuing Bank to any tax of any kind whatsoever with respect to this Agreement or any Revolving Loans made or Letters of Credit issued hereunder, or change the basis of taxation of payments to such Lender or Issuing Bank of principal, fee, interest or any other amount payable hereunder (except for change in the rate of tax on the overall net income of such Lender);

                                (2) Does or shall impose, modify or hold
            applicable any reserve, capital requirement, special deposit, compulsory loan or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender or Issuing Bank which are not otherwise included in the determination of interest payable on the Obligations on account of Revolving Loans or Letters of Credit; or

                                (3) Does or shall impose on such Lender or
            Issuing Bank any other condition;

and the result of any of the foregoing is to increase, after the date of this Agreement (in the case of any Lender listed on the signature pages hereof) or after the date of the assignment agreement pursuant to which such Lender becomes a Lender (in the case of each other Lender), the cost to such Lender or Issuing Bank of making, renewing or maintaining any Revolving Loan or Letter of Credit or to reduce any amount receivable in respect thereof or the rate of return on the capital of such Lender or any corporation controlling such Lender or Issuing Bank, then, in any such case, the Company shall promptly pay to such Lender or Issuing Bank, upon its written demand made through the Administrative Agent, any additional amounts necessary to compensate such Lender or Issuing Bank for such additional cost or reduced amounts receivable or rate of return as determined by such Lender or Issuing Bank with respect to this Agreement or Revolving Loans made or Letter of Credit issued hereunder. If a Lender or the Issuing Bank becomes entitled to claim any additional amounts pursuant to this Paragraph 2(d), it shall promptly notify the Company of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by a Lender or Issuing Bank to the Company shall be conclusive

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in the absence of manifest error. The provisions hereof shall survive the termination of this Agreement, payment of the outstanding Revolving Loans, termination of the Letters of Credit and payment of all other amounts payable hereunder.

                  2(e) Funding. Each Lender shall be entitled to fund all or any portion of its Revolving Loans in any manner it may determine in its sole discretion, including, without limitation, in the Grand Cayman inter-bank market, the London inter-bank market and within the United States.

                  2(f) Prepayments.

                                (1) The Company may prepay Revolving Loans
      hereunder in whole or in part at any time, it being acknowledged and agreed that LIBOR Loans voluntarily prepaid prior to the last day of their applicable Interest Periods shall be accompanied by a prepayment premium calculated as set forth in Paragraph 2(g) below. Reference Rate Loans may be prepaid in whole or in part at any time without prepayment penalty.

                                (2) The Company shall from time to time prepay
      Revolving Loans in an amount sufficient to cause the Borrowing Base at all times to be not less than the sum of (i) the principal amount of Revolving Loans outstanding and (ii) Outstanding Letters of Credit. If insufficient Revolving Loans are outstanding to make such payment in full, after repaying all outstanding Revolving Loans in full, the Company promptly shall deliver to the Collateral Agent for the benefit of the Lenders and the Issuing Bank cash collateral (in which a first priority perfected security interest is hereby granted to the Collateral Agent) equal to the amount by which the Outstanding Letters of Credit exceed the Borrowing Base

                        (3) The Company shall pay in connection with any prepayment hereunder all interest accrued but unpaid on Revolving Loans to which such prepayment is applied, and all prepayment premiums, if any, on LIBOR Loans to which such prepayment is applied, concurrently with payment to the Administrative Agent of any principal amounts.

                  2(g) Prepayment Premium. In addition to all other payment obligations hereunder, in the event: (1) any Revolving Loan which is outstanding as a LIBOR Loan is prepaid prior to the last day of the applicable Interest Period or (2) the Company shall fail to continue or to make a conversion to a LIBOR Loan after the Company has given notice thereof as provided in Paragraph 2(b) above, then the Company shall immediately pay to the Lenders holding the Revolving Loans prepaid or not made, continued or converted, through the Administrative Agent, an additional premium sum compensating each Lender for losses, costs and expenses incurred by such Lender in connection with such prepayment or such failure to borrow, continue or convert. The Company acknowledges that such losses, costs and expenses are difficult to quantify and that, in the case of the prepayment of or failure to continue or convert to a LIBOR Loan, the following formula represents a fair and reasonable estimate of such losses, costs and expenses:

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                |                           Adjusted Libor       |   Days
Amount          |  Adjusted Libor           plus Libor Spread    |   Remaining
Being           |  plus Libor Spread        for such increment   |   in Interest
Prepaid         |  for increment            for day remaining in |   Period
or Not        x |  being prepaid or not  -  Interest Period (as  | x ----------
Being           |  Borrowed converted       quoted on first      |      360
Converted       |  or continued             Libor Business day   |
or Continued    |                           after receipt of     |
                |                           notice by Agent)     |

                  2(h) Use of Proceeds. The Company agrees to use the proceeds
(1) to repay Indebtedness outstanding under that certain Revolving Credit, Term Loan and Security Agreement dated as of December 21, 1998 among the Company, certain of its Subsidiaries, Brown Brothers Harriman & Co., State Street Bank and Trust Company and Brown Brothers Harriman & Co., as Administrative Agent for the Lenders party thereto and (2) for working capital and (3) general corporate purposes.

                  2(i) Taxes.

                        (1) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, on or before the Closing Date or the effective date of any assignment pursuant to which it becomes a Lender and on the request of the Administrative Agent or the Company, (i) deliver to each of the Company and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8ECI or W-8BEN or any successor form, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Company and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakens to deliver to each of the Company and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional form or amendments thereto as may be reasonably requested by the Company or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred after the relevant date and prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Company and the Administrative Agent that it is

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      not capable of receiving payments without any deduction or withholding of
      United States federal income tax.

                        (2) For any period during which a Non-U.S. Lender has failed to provide the Company with an appropriate form pursuant to subparagraph (i), above (unless such failure is due to a change after the relevant date in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Agreement with respect to taxes; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to taxes because of its failure to deliver a form required under subparagraph (1) above, the Company shall take (at the expense of the Lender) such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such taxes.

                        (3) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                        (4) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligation of the Lenders under this subparagraph (4) shall survive the payment of the Obligations and termination of this Agreement.

            3. Evidence of Obligations; Nature and Place of Payment; Default Interest; Computations, Allocations, Telephonic Notice, Fees.

                  3(a) Open Book Account. The obligation of the Company to repay the Revolving Loans shall be evidenced by a notation on the books and records of the Administrative Agent and each Lender. The Administrative Agent shall deliver a statement of account to the Company and each Lender monthly setting forth the unpaid balance of Loans outstanding hereunder. Such statement shall (absent manifest error) be deemed conclusively

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correct and accepted by the Company and the Lenders unless any of such Persons notifies the Administrative Agent to the contrary within ten (10) Business Days following delivery of such statement. Upon any advance, conversion or prepayment with respect to any Revolving Loan, each Lender is hereby authorized to record the date and amount of each such advance and conversion made by such Lender, or the date and amount of each such payment or prepayment of principal of the Revolving Loan made by such Lender, the applicable Interest Period and interest rate with respect thereto, on its books (or by any analogous method any Lender may elect consistent with its customary practices) and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded absent manifest error. The failure of the Administrative Agent or any Lender to make any such notation shall not affect in any manner or to any extent the Company's Obligations hereunder.

                  3(b) Nature and Place of Payments. All payments made on account of the Obligations shall be made by the Company to the Administrative Agent (other than reimbursements under Letters of Credit made to the Issuing Bank in accordance with this Agreement) for the account of the Lenders or the Administrative Agent, as applicable, without setoff or counterclaim, in lawful money of the United States of America in immediately available same day funds, and must be received by the Administrative Agent by 11:00 a.m. (Los Angeles time) on the day of payment, it being expressly agreed and understood that if a payment is received after 11:00 a.m. (Los Angeles time) by the Administrative Agent, such payment will be considered to have been made by the Company on the next succeeding Business Day and interest thereon shall be payable by the Company at the then applicable rate during such extension. All such payments on account of the Obligations shall be made to the Administrative Agent through its Contact Office for application in accordance with the directions of the Company (unless a Potential Default or Event of Default has occurred and is continuing). If any payment required to be made by the Company hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

                  3(c) Default Interest. Notwithstanding anything to the contrary contained herein, on any date that there shall have occurred and be continuing an Event of Default, any and all Obligations outstanding shall bear interest at a per annum rate equal to two percent (2%) in excess of the highest rate applicable to Revolving Loans under this Agreement.

                  3(d) Computations. All computations of interest and fees payable hereunder shall be based upon a year of three hundred and sixty (360) days for the actual number of days elapsed.

                  3(e) Allocation of Payments Received. Prior to the occurrence of an Event of Default and acceleration of the Obligations, all amounts received by the Administrative Agent on account of Obligations under this Agreement shall be applied as the Company may direct in writing, subject to the requirement that disbursements to the Lenders shall be in accordance with their respective Percentage Shares. Amounts shall be disbursed by the Administrative Agent to the Lenders by wire transfer on the date of receipt if received by the Administrative Agent before 10:00 a.m. (Los Angeles time) or if received later, by 12:00 noon (Los Angeles time) on the next succeeding Business Day, without further interest payable by the

Administrative Agent. Following the occurrence of an Event of Default and acceleration of the Obligations, all amounts received by the Administrative Agent or the Collateral Agent on account of the Obligations shall be disbursed by the Administrative Agent as follows:

                        (1) First, to the payment of reasonable expenses incurred by the Administrative Agent and the Collateral Agent in the performance of their respective duties and enforcement of its rights under the Loan Documents, including, without limitation, all costs and expenses of collection, attorneys' fees, court costs and foreclosure expenses;

                        (2) Then, to the Issuing Bank as cash collateral for any Outstanding Letters of Credit;

                        (3) Then, to the Lenders, pro rata in accordance with their respective Percentage Shares, until all outstanding Revolving Loans, unreimbursed L/C Drawings in which a participation has been purchased pursuant to Paragraph 4 below and interest accrued thereon and all other Obligations have been paid in full, said amounts to be allocated first to interest and then, but only after all accrued interest has been paid in full, to principal of Revolving Loans;

                        (4) Then, to such Persons as may be legally entitled thereto.

                  3(f) Telephonic/Facsimile Communications. Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be an authorized Person; neither the Administrative Agent nor the Lenders shall have any liability to the Company or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Company to pay the Obligations shall not be affected in any way or to any extent by any failure by the Administrative Agent or the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent or the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.

                  3(g) Fees. The Company shall pay:

                        (1) To the Administrative Agent, on or prior to the Closing Date, such fees as shall be set forth in a separate fee letter agreement between the Administrative Agent and the Company;

                        (2) To the Administrative Agent for the pro rata account of the Lenders, on the last day of each March, June, September, and December and on the Revolving Maturity Date, a commitment fee calculated at the rate per annum of 0.50% on the daily average amount by which the Revolving Credit Commitment exceeds the principal amount of Revolving Loans outstanding and Outstanding Letters of Credit during the quarter (or with respect to June 30, 2001 and the Revolving Maturity Date, other period) ending on such dates.

                        (3) To the Administrative Agent for the pro rata account of the Lenders, on the day any standby Letter of Credit is issued, an upfront fee calculated on the face amount thereof at the per annum rate of 2.5%.

                        (4) To the Administrative Agent for the pro rata account of the Lenders, on the day any commercial Letter of Credit is issued or the face amount of any commercial Letter of Credit is amended, an issuance fee equal to the greater of (i) $120 or (ii) an amount equal to (x) l/8% of the face amount thereof times (y) the number of Quarterly Periods falling between the date of issuance of such Letter of Credit and the stated date of termination thereof.

                        (5) To the Issuing Bank for its own account, in connection with each standby and commercial Letter of Credit, such customary fees and charges as the Issuing Bank charges from time to time with respect to similar letters of credit.

            4. Purchase of Participation Interests; Risk Sharing; Reduction of Revolving Credit Commitment.

                  4(a) Participation in Letters of Credit. Upon the issuance of each Letter of Credit, the Lenders shall automatically be deemed to have purchased an undivided participation interest therein and in all rights and obligations relating thereto pro rata in accordance with their respective Percentage Shares. The Lenders hereby absolutely and unconditionally (including, without limitation, following the occurrence of an Event of Default) agree to purchase and sell among themselves the dollar amount of any L/C Drawing which is not paid on the date when due by the Company (from the proceeds of Revolving Loans or otherwise), so that each unreimbursed L/C Drawing shall be held and participated in by the Lenders in accordance with their respective Percentage Shares.

                  4(b) Reduction of Revolving Credit Commitment. The Company may permanently reduce the Revolving Credit Commitment, in whole or in part in integral multiples of $1,000,000 upon at least three Business Days' written notice to the Administrative Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Revolving Credit Commitment may not be reduced below the aggregate amount of outstanding Revolving Loans, the face amount of outstanding Letters of Credit, and outstanding Unreimbursed L/C Drawings.

            5. Credit Security Documents; Additional Documents.

                  5(a) Security Documents. As credit support for the Obligations and any Hedge Transaction executed by the Company and any Lender, the Company shall execute and deliver, or cause to be executed and delivered, to the Collateral Agent, for the benefit of the Lenders (all of the following being, collectively, the "Security Documents") on or prior to the

Closing Date (or, in the case of any Subsidiary that becomes Material Subsidiary after the Closing Date, on or prior to the date that such Subsidiary becomes a Material Subsidiary):

                        (1) from the Company and each of its Material Subsidiaries a Security Agreement substantially in the form of Exhibits A-1 and A-2 hereto respectively, together with such supplemental security agreements as shall be required thereby;

                        (2) from each Material Subsidiary of the Company, a Guaranty substantially in the form of Exhibit B hereto; and

                        (3) such financing statements, documents and instruments as are in the Administrative Agent's or Collateral Agent's judgment necessary or desirable to obtain a first priority perfected security interest in the Collateral subject only to Permitted Liens.

                  5(b) Additional Documents . Promptly upon receipt of notice from the Administrative Agent or the Collateral Agent that, in its reasonable judgment, additional documents (including landlord and warehousemen waivers and consents), instruments or agreements are necessary or desirable to obtain for the Collateral Agent on behalf of the Lenders the Liens and security interests in the Collateral contemplated by this Agreement and the other Loan Documents, the Company agrees:

                        (1) except for those waivers and consents described in subparagraph (2) below, execute and deliver and to cause to be executed and delivered to the Administrative Agent such additional documents, instruments or agreements as have been requested; and

                        (2) use its best efforts cause to be executed and delivered to the Administrative Agent such landlord, bailee and warehousemen waivers and consents from Persons not subject to control by the Company as have been requested.

            6. Conditions to Revolving Loans

                  6(a) Conditions to Commitment of Lenders to Extend Credit. As conditions precedent to the agreement of the Lenders to make any Revolving Loans and the agreement of the Issuing Bank to issue Letters of Credit:

                        (1) The Company shall have delivered or shall have had delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent and its counsel, each of the following (with sufficient copies for each of the Lenders):

                              (i) A duly executed copy of this Agreement.

                              (ii) Duly executed and, as applicable, filed or
            recorded, copies of the Security Documents and each of the other Loan Documents.

                              (iii) Loss payee endorsements, additional insured
            certificates, and other certificates of insurance acceptable to the Administrative Agent and the Collateral Agent evidencing the insurance required to be maintained by the Company and its Subsidiaries pursuant to Paragraph 8(i) below.

                              (iv) A certificate of an Authorized Officer of the
            Company certifying that attached thereto is an authentic, accurate and complete copy of a duly executed and delivered amendment to the Securities Purchase Agreement substantially in the form of Exhibit E hereto.

                              (v) A duly executed and delivered Subordination
            Agreement between the Administrative Agent, acting on behalf of the Lenders and the Subordinated Debenture Holders substantially in the form of Exhibit F hereto.

                              (vi) Such credit applications, financial
            statements (including, without limitation, consolidated and consolidating financial statements of the Company for the twelve months ended January 31, 2001), authorizations and such information concerning the Company, its Subsidiaries and their respective businesses, operations and conditions (financial and otherwise) as any Lender may reasonably request.

                              (vii) A certificate of an Authorized Officer of
            the Company and of each Subsidiary certifying (a) the names and true signatures of the officers of the Company authorized to sign the Loan Documents to which it is a party and (b) the authenticity, accuracy and completeness of the attached (1) corporate resolutions authorizing executing and delivery of such Loan Documents by such Person, (2) by-laws of such Person, (3) articles of incorporation of such Person, and (4) corporate good standing certificates issued by the secretary of state of (x) the state of such Person's incorporation and (y) each state in which such Person conducts business if the failure to be in good standing in such state could result in a Material Adverse Effect.

                              (viii) Opinions of counsel to the Company and its
            Material Subsidiaries substantially in the form of Exhibit C hereto.

                              (ix) A Borrowing Base Certificate (with a copy to
            the Collateral Agent) as of the end of the month most recently ended and (for delivery solely to the Collateral Agent if the Collateral Agent promptly thereafter prepares summary reports thereof to the Lenders) receivables agings, payable agings and inventory reports in form and substance satisfactory to the Collateral Agent as of the end of such month.

                        (2) All acts and conditions required to be done and performed and to have happened precedent to the execution, delivery and performance of the Loan Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws.

                        (3) All documentation shall be reasonably satisfactory in form and substance to the Administrative Agent, the Lenders and their counsel.

                        (4) The representations and warranties of the Company and its Subsidiaries contained in the Loan Documents shall be accurate and complete in all material respects.

                        (5) No event shall have occurred that could reasonably be expected to have a Material Adverse Effect.

                        (6) The Company shall have paid or caused to be paid to the Administrative Agent amounts set forth in a statement delivered to the Company by the Administrative Agent not less than one Business Day prior to the Closing Date for application against the cost of audits of the Company and all other costs and expenses (including, without limitation, the fees of legal counsel) incurred in connection with the preparation, negotiation, execution, and delivery of the Loan Documents payable pursuant to Paragraph 8(g) below.

                  6(b) Conditions to making the Revolving Loans and Issuing the Letters of Credit. In addition to the satisfaction of the conditions precedent contained Paragraph 6(a) above, as conditions precedent to the making of any Revolving Loan and to the issuance of any Letter of Credit:

                        (1) The Company shall have delivered

                              (i) in the case of a Loan, to the Administrative
            Agent, a Loan Request in accordance with the requirements of this Agreement;

                              (ii) in the case of a Letter of Credit, to the
            Issuing Bank a Letter of Credit Request and the related L/C
            Documents;

                              (iii) in the case of a Loan, to the Administrative
            Agent, a Borrowing Base Certificate reflecting Borrowing Base calculations set forth in the Borrowing Base Certificate most recently delivered pursuant to Paragraph 8(a)(5) below certifying that, after giving effect to the Revolving Loans being requested, the aggregate Revolving Loans outstanding will be not exceed (x) the lesser of the Revolving Credit Limit or the Borrowing Base minus (y) the aggregate amount of Outstanding Letters of Credit, including any Letters of Credit requested to be issued on the funding date for the proposed Revolving Loans; and

                              (iv) in the case of a Letter of Credit, to the
            Administrative Agent, a Borrowing Base Certificate reflecting Borrowing Base calculations set forth in the Borrowing Base Certificate most recently delivered pursuant to Paragraph 8(a)(5) below certifying that, after giving effect to the

            Letters of Credit being requested, the aggregate Outstanding Letters of Credit will not exceed the lesser of (x) the L/C Credit Sub-Limit or (y) (a) the lesser of the Revolving Credit Limit or the Borrowing Base minus (b) the aggregate amount of outstanding Revolving Loans.

                        (2) All acts and conditions required to be done and performed and to have happened precedent to the execution, delivery and performance of the Loan Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws in all material respects.

                        (3) The representations and warranties of the Company contained in the Loan Documents shall be accurate and complete in all material respects as if made on and as of the date that the Revolving Loans are made (except to the extent such representations and warranties specifically relate to an earlier date in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

                        (4) No event shall have occurred that could reasonably be expected to have a Material Adverse Effect.

                        (5) There shall not have occurred and be continuing an Event of Default or Potential Default.

By delivering a Loan Request or a Letter of Credit Request, the Company shall be deemed to have represented and warranted the accuracy and completeness of the statements set forth in subparagraphs (b)(2) through (b)(5).

            7. Representations and Warranties of the Company. As an inducement to the Administrative Agent and each Lender to enter into this Agreement, the Company represents and warrants to the Administrative Agent and each Lender that:

                  7(a) Financial Condition. The financial statements which have been furnished to each Lender by the Company in connection with this Agreement were prepared in conformity with GAAP and fairly present, in all material respects, the financial position of the Company as at the respective dates thereof and the results of operations and cash flows of the Company for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Any projections and proforma financial information that have been furnished to each Lender by the Company were based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

                  7(b) No Change. No event has occurred that could reasonably be expected to have a Material Adverse Effect.

                  7(c) Existence; Compliance with Law. The Company and each of its Subsidiaries (1) is duly organized, validly existing and in good standing as a corporation under the laws of the jurisdiction of its organization and is qualified to do business in each jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify would have a Material Adverse Effect, (2) has the power and authority and the legal right to own and operate its property and to conduct business in all material respects in the manner in which it does and proposes so to do, and (3) is in compliance with all Requirements of Law and Contractual Obligations, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

                  7(d) Power; Authorization; Enforceable Obligations. The Company and each of its Subsidiaries has the legal power and authority and the legal right to execute, deliver and perform the Loan Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of such Loan Documents. The Loan Documents to which the Company or any of its Subsidiaries is party have been duly executed and delivered on behalf of the Company or such Subsidiary, as the case may be, and constitute legal, valid and binding obligations of the Company or such Subsidiary, as the case may be, enforceable against it in accordance with their respective terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

                  7(e) No Legal Bar. Except as provided in Schedule 7(e), the execution, delivery and performance of the Loan Documents and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation of the Company or any of its Subsidiaries the violation of which could have a Material Adverse Effect or result in the creation of any Lien on any assets of the Company or any of its Subsidiaries except as contemplated by this Agreement.

                  7(f) No Material Litigation. Except as provided in Schedule 7(f), no litigation, investigation or proceeding of or before any arbitrator, court or Governmental Authority is, to the actual knowledge of the Company, pending or threatened by or against the Company or any of its Subsidiaries or against any of their respective properties or revenues which is likely to be adversely determined and which, if adversely determined, is likely to have a Material Adverse Effect.

                  7(g) Taxes. The Company and each of its Subsidiaries has filed or caused to be filed all tax returns that are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against them or any of their property other than taxes which are being contested in good faith by appropriate proceedings and as to which the Company has established adequate reserves in conformity with GAAP.

                  7(h) Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  7(i) Federal Reserve Board Regulations. Neither the Company nor any of its Subsidiaries is engaged nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of such terms under Regulation U. No part of the proceeds of any Revolving Loan will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System.

                  7(j) ERISA. The Company and each of its Subsidiaries is in compliance in all material respects with the requirements of ERISA and no Reportable Event has occurred under any Plan maintained by the Company or any of its Subsidiaries which is likely to result in the termination of such Plan for purposes of Title IV of ERISA.

                  7(k) Organization. The Company has no Subsidiaries as of the Closing Date other than those listed on Exhibit D hereto.

                  7(l) Securities Acts. Neither the Company nor any of its Subsidiaries has issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other law, and is not violating any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended in any material respect. The Company is not required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Loan Documents.

                  7(m) Consents, Etc. Except as provided in Schedule 7(m), no consent, approval, authorization of, or registration, declaration or filing with any Governmental Authority or any other Person is required on the part of the Company or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents or the performance of or compliance with the terms, provisions and conditions hereof or thereof except such as have been obtained.

                  7(n) Copyrights, Patents, Trademarks and Licenses, etc. To the extent reasonably necessary for the operation of its business, the Company and each of its Subsidiaries owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights, without conflict with the rights of any other Person in any material respect. To the actual knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company infringes upon any rights held by any other Person in any material respect. To the actual knowledge of the Company, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, in either case, could, reasonably be expected to have a Material Adverse Effect.

                  7(o) Regulated Entities. Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

                  7(p) Security Documents. The Security Documents are effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral and, when duly recorded or filed, the Liens granted under the Security Documents shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, subject only to Permitted Liens and subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

                  7(q) Solvency. The Company and each of its Subsidiaries is, and at all times during the term of this Agreement will be, Solvent after giving effect to each of the Loan Documents.

            8. Affirmative Covenants. The Company hereby covenants and agrees with the Administrative Agent and each Lender that, as long as any Obligations remain unpaid or the Lenders have any commitment to extend credit under this Agreement, the Company shall and, with respect to Paragraph 8(a) below, shall cause each of its Subsidiaries to:

                  8(a) Financial Statements. Furnish or cause to be furnished to the Administrative Agent and to each of the Lenders directly:

                        (1) Within ninety (90) days after the last day of each fiscal year of the Company audited consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such year and the related consolidated balance sheets as of the end of such year presented fairly in accordance with GAAP, together with the related consolidating financial statements and accompanied by an unqualified report of a firm of independent certified public accountants that are nationally recognized or otherwise reasonably acceptable to the Administrative Agent;

                        (2) Within forty-five (45) days after the last day of each fiscal quarter of the Company (other than the last day of each fiscal year and, in that case, sixty (60) days after the last day of such fiscal year) unaudited consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such quarter and the related consolidated balance sheets as of the end of such quarter presented fairly in accordance with GAAP, together with the related consolidating financial statements and accompanied by a certificate of an Authorized Officer of the Company, which certificate shall state that said financial statements fairly present the financial condition and results of operation of the Company and its Subsidiaries in accordance with GAAP consistently applied (subject to normal year-end audit adjustments);

                        (3) Within thirty (30) days after the last day of each month (other than the last day of each fiscal quarter), consolidated and consolidating statements of income of the Company and its Subsidiaries for such period and the related consolidated and consolidating balance sheet as of the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year (or in the case of the balance sheets, as of the last day of the prior fiscal year) accompanied by a certificate of an Authorized Officer of the Company, which certificate shall state that said financial statements fairly present the financial condition and results of operation of the Company and its Subsidiaries in accordance with GAAP consistently applied (subject to normal year-end audit adjustments);

                        (4) Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to holders of any Senior Subordinated Debentures pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent, or other representative therefor), as the case may be;

                        (5) Within ninety (90) days after the first day of each fiscal year of the Company, financial projections of the Company (including projected consolidated and consolidating statement of income, balance sheet and statement of cash flow) for each of the fiscal quarters in such fiscal year presented in form and detail reasonably acceptable to the Administrative Agent and accompanied by the statement of an Authorized Officer of the Company to the effect that such projections present reasonable estimates for the period covered thereby;

                        (6) Within twenty (20) days (or, solely in the case of inventory reporting for the last month of the fiscal year of the Company, fifty (50) days) of the end of each month, a Borrowing Base Certificate as of the end of such month and (for delivery solely to the Collateral Agent if the Collateral Agent promptly thereafter prepares summary reports thereof to the Lenders) receivables agings, payable agings and inventory reports in form and substance satisfactory to the Collateral Agent as of the end of such month;

                        (7) Concurrently with the delivery of each of the financial statements delivered pursuant to subparagraphs (1) and (2) above, a Compliance Certificate;

                        (8) Promptly upon filing, all Material FDA Reports;

                        (9) At least ten (10) days prior to effectiveness, a copy of any amendment, modification or waiver executed with respect to any Subordinated Debt;

                        (10) Default under any Material Contract resulting in termination thereof as permitted by Paragraph 9(j) below;

                        (11) Concurrently with the delivery of each of the financial statements delivered pursuant to subparagraph (1) above, a certificate in form and substance reasonably satisfactory to the Administrative Agent describing the insurance and evidence compliance with the insurance requirements of Paragraph 8(i) below.

                  8(b) Other Information. Promptly furnish or cause to be furnished to the Administrative Agent (with the Administrative Agent providing the same to each of the Lenders) such additional financial and other information, as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request.

                  8(c) Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity or before it becomes delinquent, defaulted or accelerated, as the case may be, all its Indebtedness (including taxes), except Indebtedness being contested in good faith and for which provision is made in accordance with GAAP for the payment thereof in the event the Company is found to be obligated to pay such Indebtedness and which Indebtedness is thereupon promptly paid by the Company.

                  8(d) Maintenance of Existence and Properties; Compliance with Obligations and Requirements of Law.

                        (1) In all material respects, conduct its business in accordance with SOP and CGMP;

                        (2) In all material respects, do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business, including, without limitation, licenses and approvals from the FDA and other Governmental Authorities, and promptly respond to and implement appropriate corrective procedures and processes upon receipt of a Form FDA-483 requiring response or the adoption and implementation of corrective procedures or processes in all material respects;

                        (3) Maintain and operate its business in substantially the manner in which it is presently conducted and operated; and

                        (4) Comply with all Contractual Obligations and Requirements of Law the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

                  8(e) Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law (including, without limitation, those of the FDA) the failure to comply with which could have a Material Adverse Effect. True and correct records shall be made of all dealings and transactions in relation to the business and activities of the Company and its Subsidiaries, and the Company and each such Subsidiary shall permit representatives of the Administrative Agent, the Collateral Agent and any Lender (during normal business hours

(unless there shall have occurred and be continuing an Event of Default)) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired by the Administrative Agent, the Collateral Agent or any Lender and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with the Company's and its Subsidiaries' officers, employees and independent certified public accountants (and the Company may be present during any communications with its independent certified public accountants). The Company agrees promptly to reimburse the Collateral Agent and the Administrative Agent for the reasonable costs and expenses incurred by them, acting concurrently (but in an amount not greater than would have been incurred by any one of them acting separately), in performing audits of the Company no more frequently than once in any six month period (unless an Event of Default or Potential Default shall have occurred in which case the Company shall reimburse the Administrative Agent, the Collateral Agent and the Lenders for all expenses incurred in connection with any audit or inspection).

                  8(f) Notices. Promptly give written notice to the Administrative Agent and each of the Lenders upon occurrence of any of the following:

                        (1) Any Potential Default or Event of Default;

                        (2) Any litigation or proceeding affecting the Company or any of its Subsidiaries where the aggregate amount in controversy exceeds $250,000;

                        (3) Any change that could result in a Material Adverse Effect;

                  8(g) Expenses. Pay (1) to the Administrative Agent and the Collateral Agent, their costs of the audits and all other costs and expenses (including, without limitation, the fees of legal counsel) incurred in connection with the preparation, negotiation, execution and delivery of the Loan Documents and (2) all other reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel): (i) of the Administrative Agent incident to the preparation, and negotiation of the Loan Documents and the protection of the rights of the Administrative Agent under the Loan Documents; and (ii) of the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders incident to the enforcement of payment of the Obligations, whether by judicial proceedings or otherwise, including, without limitation, in connection with bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings involving the Company or a "workout" of the Obligations. The obligations of the Company under this Paragraph 8(g) shall be effective and enforceable whether or not any Revolving Loan is made hereunder and shall survive payment of all other Obligations.

                  8(h) Loan Documents. Comply with and observe all terms and conditions of the Loan Documents to which it is a party.

                  8(i) Insurance.

                        (1) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including but not limited to public liability and product liability insurance against claims for personal injury or death or property damage occurring upon, in about, or in connection with the use of any assets owned, occupied, or controlled by it; such other insurance as may be required by law and comprehensive general liability insurance and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and comprehensive liability insurance, in no event for a combined single limit of less than $5,000,000, naming the Collateral Agent as additional insured, on forms satisfactory to the Collateral Agent.

                        (2) Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a standard lender's loss payable endorsement, in favor of and in substance satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Agent or the Collateral Agent of the occurrence of an Event of Default which is continuing, the insurance carrier shall pay all proceeds otherwise payable to the Company or its Subsidiaries directly to the Collateral Agent; cause all such policies to provide that neither the Company, the Administrative Agent, the Collateral Agent nor any other Person shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests;

                        (3) Deliver certificates of insurance evidencing all such policies to the Collateral Agent; cause each such policy to provide that it shall not be cancelled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days' prior written notice thereof by the insurer to the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation, material modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

                        (4) Notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Paragraph 8(i) is taken out by the Company or any of its Subsidiaries and promptly deliver to the Agent and the Collateral Agent a duplicate original copy of such policy or policies.

                  8(j) Hazardous Materials.

                        (1) Promptly advise the Administrative Agent in writing if (i) any Hazardous Materials Claims are hereafter asserted; (ii) any quantity of Hazardous Materials has been released, discharged, or disposed of on, under, or from any Property, such release is reportable under applicable Hazardous Materials Laws to any governmental agency or third party, and such incident is material and has not been previously disclosed to Administrative Agent other than the routine and customary disposal of medical waste by the Company and its Subsidiaries; (iii) any material discharge, release, or disposal of any Hazardous Materials in, on, or under any Property other than the routine and customary disposal of medical waste by the Company and its Subsidiaries; and (iv) upon removal of any underground or aboveground tanks used to store any Hazardous Materials, the characterization of any releases, discharges, or disposal of any Hazardous Materials is required under applicable Hazardous Materials Laws, and such characterization, and any material updates required by any governmental agency with jurisdiction over such incident, shall also be provided to Administrative Agent.

                        (2) Maintain each Property in compliance with, and not cause or permit the Property to be in violation of, any Hazardous Material Laws, and in all events shall make all commercially reasonable efforts to ensure that in the event any discharge, release or disposal of any Hazardous Materials has occurred or occurs in, on, under, or about any Property that such incident: (i) does not have a Material Adverse Effect; and (ii) such operator complies with all orders, notices and other directives of any and all governmental agencies or authorities with jurisdiction over the incident in all material respects, including, without limitation, implementation of such remediation or abatement measures as may be required by such agencies or may be reasonably necessary to bring such Property into compliance with applicable Hazardous Materials Laws.

                  8(k) Compliance with Laws and Contracts. Comply, in all material respects with all Requirements of Law and Contractual Obligations the failure to comply with which could have a Material Adverse Effect.

                  8(l) Satisfaction of Conditions. If the Administrative Agent, Collateral Agent and the Lenders, in their sole discretion, waive in writing the satisfaction of any condition precedent to the effectiveness of this Agreement set forth in Paragraph 6(a) above, satisfy or cause to be satisfied such condition when and as set forth in any such writing.

            9. Negative Covenants. The Company hereby covenants and agrees with the Administrative Agent and each Lender that, as long any Obligations remain unpaid or the Lenders have any commitment to extend credit under this Agreement, the Company shall not nor shall it permit any of its Subsidiaries to:

                  9(a) Liens. Create, incur, assume or suffer to exist any Lien upon any of its property and assets except Permitted Liens.

                  9(b) Debt. Create, incur, assume or suffer to exist, or otherwise become or be liable in respect of any Debt except:

                        (1) The Obligations;

                        (2) Trade debt and customer advances incurred in the ordinary course of business;

                        (3) Debt under Hedge Transactions entered into in compliance with Paragraph 9(l) below;

                        (4) Debt secured by Liens permitted under Paragraph 9(a) above;

                        (5) Intercompany Debt of the Company and its Subsidiaries permitted under Paragraph 9(f) below;

                        (6) Other Permitted Debt;

                        (7) Debt permitted under Paragraph (h) of the definition of Permitted Liens;

                        (8) Refinancing or renewals of Debt permitted by Paragraphs (4) and (7) and Other Permitted Debt permitted by clause (i) and (ii) of the definition thereof; provided that (a) any such refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Debt being renewed or refinanced, plus the amount of any premiums required to be paid thereon, and such fees and expenses associated therewith, (b) such refinancing Debt has a later or equal final maturity and longer or equal weighted average life than the Debt being renewed or refinanced and (c) the covenants, events of default, subordination and other provisions thereof (including any guarantees thereof) shall be no less favorable to the Lenders than those contained in the Debt being renewed or refinanced.

                  9(c) Consolidation and Merger; Acquisitions.

                        (1) Liquidate or dissolve or enter into any consolidation, merger, partnership, joint venture, syndicate or other combination except that the Company may consolidate or merge if the Company is the surviving entity and any Subsidiary may consolidate, merge or enter into any other combination with the Company or any other Subsidiary;

                        (2) Purchase or acquire or incur liability for the purchase or acquisition of (or commit to do any of the foregoing with respect to) all or substantially all of the assets or business of any Person in an aggregate amount in any twelve (12) month period in excess of $3,000,000.

                  9(d) Capital Expenditures. Make or commit to make Capital Expenditures in an aggregate amount in any fiscal year in excess of $2,000,000.

                  9(e) Payment of Dividends and Other Distributions. Declare or pay any dividends and other distributions on equity interests or make any payments in respect of the principal of the Senior Subordinated Debentures (including redemptions, repurchases, and other acquisitions and retirements of equity interests and warrants an options with respect thereto, collectively, with such dividends and distributions, "Distributions") or make any distribution of assets to holders of any class of shares or other equity interests, whether in cash, property or securities, except:

                        (1) Distributions payable in shares of an equity distribution and cash in lieu of fractional shares or in options, warrants or other rights to purchase equity interests;

                        (2) If (i) as of the end of the fiscal quarter most recently ended, the Leverage Ratio (as set forth in a Compliance Certificate delivered to the Lenders in accordance with Paragraph 8(a)(6) above) was not more than 2.00 to 1.00 and (ii) the Company reasonably projects that after giving effect to any proposed repayments, prepayments or purchase of Senior Subordinated Debentures, no Event of Default or Potential Default will occur as a result thereof, repayments, prepayments or repurchases of Senior Subordinated Debentures;

                        (3) Distributions in an aggregate amount in any fiscal year not in excess of $226,000.

                  9(f) Investments; Advances. Make or commit to make any advance, loan or extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person except that:

                        (1) the Company and its Subsidiaries may acquire and hold accounts receivable owing to any of them;

                        (2) the Company and its Subsidiaries may make loans and advances in the ordinary course of business to their respective Affiliates, Subsidiaries, officers, and other employees so long as the aggregate principal amount thereof at any one time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $100,000;

                        (3) the Company and any Subsidiary all of whose equity interests are owned by the Company or other Subsidiaries all of whose equity interests are owned by the Company (each a "Wholly Owned Subsidiary") may make intercompany loans to the Company or any Wholly Owned Subsidiary organized under the laws of the United States or a subdivision thereof (a "Domestic Wholly Owned Subsidiary"); provided that any promissory notes evidencing such intercompany loans made by the Company or a Wholly Owned Subsidiary shall be pledged (and delivered) by the Company or such Wholly Owned Subsidiary as Collateral pursuant to the Security Documents;

                        (4) the Company and its Subsidiaries may hold the investments in their respective Subsidiaries existing on the Closing Date and may make additional investments in Domestic Wholly Owned Subsidiaries following the Closing Date;

                        (5) subject to Paragraph 9(i) below, the Company and its Subsidiaries may establish Subsidiaries;

                        (6) the Company and its Subsidiaries may sell or transfer assets to the extent permitted by Paragraph 9(c) above or 9(g) below;

                        (7) the Company and its Subsidiaries may make investments in Cash Equivalents.

                  9(g) Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of its assets (other than obsolete or worn out property or in connection with the discontinuance of operations, any such discontinuance to be based upon a reasonable business plan), whether now owned or hereafter acquired, other than in the ordinary course of business as presently conducted and at fair market value.

                  9(h) Restriction on Negative Pledges. Except (i) for prohibitions against granting Liens on an asset imposed by the terms under which Permitted Liens are incurred, (ii) pursuant to Section 7C of the Securities Purchase Agreement, or (iii) as otherwise provided in Schedule 9(h), grant, enter into or permit to remain in effect any agreement with any Person which would have the effect of prohibiting or restricting in any manner the Company from granting to the Administrative Agent for the benefit of the Lenders such Liens upon assets and properties of the Company as the Company and the Lenders might otherwise agree.

                  9(i) Transaction With Affiliates; Creation of Subsidiaries.

                        (1) Enter into any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms no less favorable to the Company than the Company would obtain in a comparable arms-length transaction and except distributions permitted under Paragraph 9(e) above;

                        (2) Establish, create, acquire or suffer to exist any Material Subsidiary except Domestic Wholly-Owned Subsidiaries that have executed and delivered Guaranties and other Security Documents in accordance with the requirements of Paragraph 5(a) above;

                  9(j) Amendment of Material Contracts. (1) Amend, modify, or waive any provision of any Material Contract in a way that is materially adverse to the Company and its Subsidiaries taken as a whole, the Administrative Agent, the Issuing Bank, the Collateral Agent or the Lenders or (2) default under or suffer any other Person to default under any Material Contract as a result of which any party thereto may terminate such Material Contract prior to its stated termination date if the effect of such termination is materially adverse to the Company and its Subsidiaries taken as a whole, the Administrative Agent, the Issuing Bank, the Collateral Agent or the Lenders.

                  9(k) Financial Covenants. Permit:

                        (1) as of the end of any fiscal quarter for which a Compliance Certificate is delivered pursuant to this Agreement, its Effective Tangible Net Worth to be less than (i) $16,000,000 plus (ii) on a cumulative basis, upon receipt by the Lenders of fiscal quarter end financial statements delivered in accordance with Paragraph 8(a)(2) above (beginning with such statements delivered for the fiscal quarter ending February 28, 2001), 50% of Consolidated Net Income (disregarding any loss) in each such the fiscal quarter, plus (iii) on a cumulative basis, 100% of the Net Cash Proceeds of Subordinated Debt or Equity Issuance received by the Company or any of its Subsidiaries during each such fiscal quarter.

                        (2) as of the Closing Date or the end of any fiscal quarter for which a Compliance Certificate is delivered pursuant to this Agreement, permit the Leverage Ratio to be greater than:

                          For the Period                 Ratio
                          --------------                 -----

                     From and     Through and
                     Including    Including
                     ---------    -----------

                  Closing Date    May 31, 2001        3.75 to 1.00

                  June 1, 2001    August 31, 2001     3.25 to 1.00

                  Thereafter                          2.75 to 1.00

                        (3) in any fiscal quarter for which a Compliance Certificate is delivered pursuant to this Agreement, the Net Profit of the Company and its Subsidiaries to be less than $50,000 in any fiscal quarter;

                        (4) as of the Closing Date or as of the end of any fiscal quarter thereafter, the Fixed Charge Coverage Ratio to be less than
      1.50 to 1.00.

                  9(l) Hedge Transactions. Enter into any Hedge Transactions except Hedge Transactions designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates and not intended for speculation.

                  9(m) Business. Engage (directly or indirectly) in any business other than the business in which the Company and its Subsidiaries are engaged on the Closing Date and other businesses reasonably related thereto.

                  9(n) Initial Funding Review. Pay all or any portion of any Debt to Barry D. Plost, Sam Anderson, Dr. Nelson Teng or Jerry Burdick outstanding on the Closing Date prior to the earlier of (i) thirty days after the Closing Date or (ii) the date that the Collateral Agent shall have completed (at its own cost) a review of the Borrowing Base reflected in the first

Borrowing Base Certificate delivered under this Agreement, confirmed that such Borrowing Base Certificate was accurate and complete in all material respects, and confirmed that the Borrowing Base was not less than the aggregate amount of Loans requested in connection with such Borrowing Base Certificate.

            10. Events of Default. Upon the occurrence of any of the following events (an "Event of Default"):

                  10(a) The Company shall fail to pay (i) any Revolving Loan on the date when due, or (ii) within five (5) days of the date when due any other Obligation; or

                  10(b) Any representation or warranty made by the Company in this Agreement or in any other Loan Document shall be inaccurate or incomplete in any material and adverse respect on or as of the date made; or

                  10(c) The Company shall fail to maintain its existence or shall default in the observance or performance of any covenant or agreement contained in Paragraphs 8(d), 8(i) or 9 above; or

                  10(d) The Company shall fail to observe or perform (i) any covenant or agreement contained in subparagraph 8(a)(6) and such failure shall continue for twenty (20) days; (ii) any covenant or agreement contained in subparagraph 8(a) (except subparagraphs 8(a)(6) and 8(a)(8)) and such failure shall continue for ten (10) days; or (iii) any other term or provision contained in this Agreement and such failure shall continue for thirty (30) days; or

                  10(e) (i) The Company shall fail to observe or perform any other term or provision in the other Loan Documents, (ii) such failure shall have a Material Adverse Effect, and (iii) if such failure shall continue unremedied for thirty (30) days or, if the Company is diligently pursuing a cure by all appropriate means, such longer period (but in no event longer than ninety
(90) days) as shall be reasonably necessary to cure such default.

                  10(f) (i) Any default shall occur under and as defined in the Securities Purchase Agreement, the effect of which is to permit any Debt under the Senior Subordinated Debentures to be declared or otherwise to become due prior to its stated maturity or (ii) the Company or any Subsidiary shall default in any payment of principal of or interest on any Debt in an aggregate amount in excess of $100,000.00 or any other event shall occur, the effect of which is to permit Debt in an aggregate amount in excess of $100,000.00 to be declared or otherwise to become due prior to its stated maturity; or

                  10(g) (1) The Company or any Subsidiary shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or
(ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any Subsidiary shall make a general assignment for the benefit of its creditors; or (2) there shall be commenced against the Company or any Subsidiary any case, proceeding or other action of a nature referred to in clause (1) above which (i) results in the entry of an order for relief or any such adjudication or appointment, or (ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (3) there shall be commenced against the Company or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distrait or similar process against all or substantially all of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within one hundred and twenty (120) days from the entry thereof; or (4) the Company or any Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in (other than in connection with a final settlement), any of the acts set forth in clause (1), (2) or (3) above; or (5) the Company or any Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as they become due; or

                  10(h) (1) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (2) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or nor waived, shall exist with respect to any Plan, (3) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten days after commencement thereof, as the case may be,
(4) any Single Employer Plan shall terminate for purposes of Title IV of ERISA,
(5) any withdrawal liability to a Multiemployer Plan shall be incurred by the Company or (6) any other event or condition shall occur or exist; and in each case in clauses (1) through (6) above, such event or condition, together with all other such events or conditions, if any, is likely to subject the Company or any Subsidiary to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Company; or

                  10(i) One or more judgments or decrees shall be entered against the Company or any Subsidiary and such judgments or decrees (other than decrees involving amounts in the aggregate of less than $250,000) shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within thirty (30) days from the entry thereof or in any event later than five days prior to the date of any proposed sale thereunder; or

                  10(j) The Company or any Subsidiary shall voluntarily suspend the transaction of business for more than five (5) Business Days in any year except by reason of Force Majeure; or

                  10(k) Subject only to Permitted Liens, the Collateral Agent shall fail to have a fully perfected first priority security interest in the Collateral, for the benefit of the Lenders; or

                  10(l) An event shall occur that has a Material Adverse Effect; or

                  10(m) The occurrence of a Change of Control Event.

            THEN, automatically upon the occurrence of an Event of Default under Paragraph 10(g) above, and, in all other cases, at the option of the Required Lenders, without demand upon or presentment to the Company, all of which are expressly waived by the Company:

                              (i) Termination of Commitment. The agreement of
            the Lenders to extend credit to or for the account of the Company pursuant to this Agreement shall terminate.

                              (ii) Revolving Loans. The Revolving Loans shall be
            immediately due and payable without demand upon or presentment to the Company which are expressly waived by the Company.

                              (iii) Letters of Credit. The aggregate contingent
            obligation of the Company to reimburse the Issuing Bank for future L/C Drawings with respect to Outstanding Letters of Credit shall become immediately due and payable. Any amounts paid by the Company to the Issuing Bank hereunder on account of Outstanding Letters of Credit shall be held by the Issuing Bank as cash collateral for the obligations of the Company with respect to L/C Drawings relating thereto, and the Company hereby grants to the Issuing Bank and the Collateral Agent a first perfected security interest in said cash and authorizes the Issuing Bank to apply such cash on account of future L/C Drawings as such L/C Drawings become payable by the Company.

                              (iv) Rights under Loan Documents. The
            Administrative Agent and the Lenders may exercise any rights and remedies under this Agreement, the Security Documents and the other Loan Documents.

                              (v) General. The Administrative Agent and the
            Lenders may exercise any other rights and remedies available under law or any other agreement.

In such instance, the Company hereby agrees to take such actions and execute such instruments as shall be deemed necessary or desirable, in the Administrative Agent's and the Lenders' sole discretion, to effectuate the exercise of such rights and remedies.

            11. The Administrative Agent and the Collateral Agent.

                  11(a) Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the administrative agent of such Lender and the Collateral Agent as the collateral agent for such Lender under the Loan Documents, and each such Lender hereby irrevocably authorizes the Administrative Agent and the Collateral Agent, as the agents for such Lender, to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in the Loan Documents, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent or the Collateral Agent. The Company shall pay to the Administrative Agent and/or to the Collateral Agent an agency fee in such amount and at such times as the Administrative Agent and/or the Collateral Agent and the Company may from time to time agree in writing.

                  11(b) Delegation of Duties. The Administrative Agent and the Collateral Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  11(c) Exculpatory Provisions. Neither the Administrative Agent, the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (1) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (2) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Loan Documents or for any failure of the Company to perform its obligations hereunder. Neither the Administrative Agent nor the Collateral Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents or to inspect the properties, books or records of the Company or any of its Subsidiaries.

                  11(d) Reliance by Administrative Agent and the Collateral Agent. The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certification, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. The Administrative Agent may deem and treat the payee of any note as the owner thereof for all purposes. As to the
Lenders: (1) each of the Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders or all of the Lenders, as appropriate, or it shall first be indemnified to its satisfaction by the Lenders ratably in accordance with their respective Percentage Shares against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any action (except for liabilities and expenses resulting from its gross negligence or willful misconduct), and (2) the Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Required Lenders or all of the Lenders, as appropriate, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

                  11(e) Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default hereunder unless such Person has received notice from a Lender or the Company referring to the Loan Documents, describing such Potential Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent or the Collateral Agent receives such a notice, such Person shall give notice thereof to the Lenders. The Administrative Agent and the Collateral Agent shall take such action with respect to such Potential Default or Event of Default as shall be reasonably directed by the Required Lenders provided that such action is consistent with the provisions of this Agreement; provided that, unless and until the Administrative Agent or the Collateral Agent, as the case may be, shall have received such directions, the Administrative Agent or the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

                  11(f) Non-Reliance. Each Lender expressly acknowledges that neither the Administrative Agent, the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Collateral Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Collateral Agent to any Lender. Each Lender represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent, by the Collateral Agent or hereunder, neither the Administrative Agent nor the Collateral Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of the Administrative Agent or the Collateral Agent, or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  11(g) Indemnification. The Lenders agree to indemnify the Administrative Agent and the Collateral Agent acting in their respective capacities as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their Percentage Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Administrative Agent or the Collateral Agent in any way relating to or arising out of the Loan Documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent or the Collateral Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or the Collateral Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Obligations.

                  11(h) Individual Capacity. The Administrative Agent, the Collateral Agent and their respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though the Administrative Agent and the Collateral Agent were not the Administrative Agent or the Collateral Agent hereunder. With respect to such loans made or renewed by them, the Administrative Agent and the Collateral Agent shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent or the Collateral Agent and the terms "Lender" and "Lenders" shall include the Administrative Agent and the Collateral Agent as agent and in its individual capacity.

                  11(i) Successor Administrative Agent and Collateral Agent. The Administrative Agent and/or the Collateral Agent may resign as Administrative Agent or Collateral Agent under the Loan Documents upon thirty (30) days' notice to the Lenders and the Company, and each agrees that it will so resign in the event it ceases to hold any Percentage Share of the Obligations. The Administrative Agent and/or the Collateral Agent may be removed from such capacity in the event the Lenders (other than the Administrative Agent or the Collateral Agent being removed, as the case may be) shall determine in their reasonable business judgment that the Administrative Agent or Collateral Agent has consistently failed to perform the obligations of the Administrative Agent or Collateral Agent hereunder. If the Administrative Agent or the Collateral Agent shall resign or be removed as provided herein, then the Lenders (other than the Administrative Agent or the Collateral Agent being removed, as the case may be) shall appoint from among the Lenders or, if such Lenders are unable to agree on the appointment of a successor agent, the Administrative Agent or Collateral Agent shall appoint a successor agent for the Lenders (which successor agent shall, in either case and assuming that there does not exist a Potential Default or Event of Default, be reasonably acceptable to the Company and shall be or become a Lender hereunder holding a Percentage Share of the Revolving Credit Limit of not less than $5,000,000), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent or Collateral Agent, as the case may be, and the term "Administrative Agent" or "Collateral Agent" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or Collateral Agent or any of the parties to this Agreement or any of the Loan Documents or successors thereto. After any retiring Administrative Agent's or Collateral Agent's resignation hereunder as Administrative Agent or Collateral Agent, the provisions of this Paragraph 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent under the Loan Documents.

            12. Miscellaneous Provisions.

                  12(a) Binding on Successors and Assigns. All provisions contained in this Agreement or any document or agreement referred to herein or relating hereto shall inure to the benefit of, and be binding on, the parties hereto and their respect successors and assigns.

                  12(b) Amendment. This Agreement may not be amended or terms or provisions hereof waived unless such amendment or waiver is in writing and signed by the Required Lenders, the Administrative Agent and the Company; provided, however, that without the prior written consent of one hundred percent (100%) of the Administrative Agent, and the Lenders and (other than with respect to subparagraph (3) or (6) below) the Company, no amendment or waiver shall: (1) reduce the rate of interest or fees on, or modify the required amount of any Obligations, (2) extend the date for payment of scheduled Obligations, (3) modify any Lender's Percentage Share, (4) modify any provision of the Loan Documents requiring one hundred percent (100%) of the Lenders to act, (5) modify the definition of "Required Lenders," (6) release all or substantially all of the Collateral except upon final payment in full of the Obligations secured thereby, (7) amend this Paragraph 12(b), (8) increase the Revolving Credit Limit or the L/C Credit Sub-Limit, or (9) amend percentages or amounts set forth in the definition of "Borrowing Base" in any material respect. It is expressly agreed and understood that the failure by the Required Lenders to elect to accelerate the Obligations hereunder shall not constitute an amendment or waiver of any term or provision of this Agreement.

                  12(c) Cumulative Rights; No Waiver. The rights, powers and remedies of the Administrative Agent, and the Lenders hereunder are cumulative and in addition to all rights, power and remedies provided under any and all agreements between the Company and any of such Persons relating hereto, at law, in equity or otherwise. Any delay or failure by the Administrative Agent, or the Lenders to exercise any right, power or remedy shall not constitute a waiver thereof by such Persons, and no single or partial exercise by any of such Persons of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

                  12(d) Entire Agreement. This Agreement and the documents and agreements referred to herein embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

                  12(e) Survival. All representations, warranties, covenants and agreements herein contained on the part of the Company shall survive the termination of this Agreement and shall be effective until the Obligations are paid and performed in full or longer as expressly provided herein.

                  12(f) Notices. All notices given by any party to the others shall be in writing unless otherwise provided for herein, delivered by facsimile transmission, by personal delivery or by overnight courier, addressed to the party as set forth on Schedule 1 attached hereto, as such Schedule 1 may be amended from time to time. Any party may change the address to which notices are to be sent by notice of such change to each other party given as provided herein. Such notices shall be effective on the date received.

                  12(g) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to its choice of law rules.

                  12(h) Counterparts. This Agreement and the other Loan Documents may be executed in any number of counterparts, all of which together shall constitute one agreement.

                  12(i) Sharing of Payments. If any Lender shall receive and retain any payment, whether by setoff, application of deposit balance or security, or otherwise, in respect of the Obligations in excess of such Lender's Percentage Share thereof, then such Lender shall purchase from the other Lenders for cash and at face value and without recourse, such participation in the Obligations held by them as shall be necessary to cause such excess payment to be shared ratably as aforesaid with each of them; provided, that if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Lender hereby agrees to exercise any such rights first against the Obligations and only then to any other Indebtedness of the Company to such Lender.

                  12(j) Consent to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS EACH WAIVE PERSONAL

SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

                  12(k) Waiver of Jury Trial. THE COMPANY, THE LENDERS, AND THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  12(l) Indemnity. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Administrative Agent, and each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorney's fees and expenses, including the documented cost of internal counsel) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Obligations and the termination, resignation or replacement of the Administrative Agent or any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or use of the proceeds of the Revolving Loans, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting from the gross negligence or willful misconduct of such Indemnified Person.

                  12(m) Marshalling; Payments Set Aside. Neither the Administrative Agent nor the Lenders shall be under any obligation to marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Administrative Agent or the

Lenders (through the Administrative Agent), or the Administrative Agent on behalf of the Lenders enforces their Liens or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent in its discretion) to be repaid to a trustee, receiver or any other party in connection with any insolvency proceeding, or otherwise, then (1) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred, and (2) each Lender severally agrees to pay to the Administrative Agent upon demand its ratable share of the total amount so recovered from or repaid by the Administrative Agent.

                  12(n) Set-off. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists and is continuing, each Lender is authorized at any time and from time to time, without prior notice to the Company (but only with prior written notice to and the written consent of the Administrative Agent), any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Lender to or for the credit or the account of the Company against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

                  12(o) Severability. The illegality or unenforceability of any provision of this Agreement or any other Loan Document or any instrument or agreement required hereunder or thereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions hereof or thereof.

                  12(p) No Third Parties Benefited. This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Company, the Lenders, and the Administrative Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. None of the Administrative Agent, the Company or any Lender shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

                  12(q) Assignments and Participations.

                        (1) The Administrative Agent may and any Lender, with the consent of the Administrative Agent may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more Eligible Assignees all or any part of its rights and obligations under the Loan Documents. Such assignment shall be in the form of Exhibit H hereto or in such other form as may be agreed to by the parties thereto. The consent of the Company, which shall not be unreasonably withheld, shall be required prior to an assignment becoming effective with respect to an Eligible Assignee which is not a Lender or any Affiliate thereof; provided, however, that if a Potential Default or Event of Default has occurred and is continuing, the consent of the Company shall not be required. Each such assignment with respect to an Eligible Assignee which is not a Lender, any Affiliate thereof, shall (unless each of the Company and the Administrative Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 (treating an assignment to any fund that invests in bank loans and an assignment to any other fund that invests in bank loans and is managed by the same investment advisor of such fund or by an affiliate of such investment advisor as a single assignment for purposes of the minimum amount) or (ii) the remaining amount of the assigning Lender's Revolving Loans.

                        (2) Upon (i) delivery to the Administrative Agent of an assignment, together with any consents required by Paragraph 12(q)(1) and
      (ii) except in the case of an assignment by a Lender to an assignee that is already a Lender or an Affiliate of such assigning Lender, payment of a $3,500 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall constitute a representation by the Eligible Assignee to the effect that it is an Eligible Assignee and that none of the consideration used to make the purchase of the Revolving Loans under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Eligible Assignee in and under the Loan Documents will not be "plan assets" under ERISA or, if composed of "plan assets" will not result in a "prohibited transaction" or Reportable Event. On and after the effective date of such assignment, such Eligible Assignee shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Company, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Revolving Loans assigned to such Eligible Assignee. Upon the consummation of any assignment to an Eligible Assignee pursuant to this Paragraph 12(q), the transferor Lender, the Administrative Agent and the Company shall, if the transferor Lender or the Eligible Assignee desires that its Revolving Loans be evidenced by notes, make appropriate arrangements so that new notes or, as appropriate, replacement notes are issued to such transferor Lender and new notes or, as appropriate, replacement notes, are issued to such Eligible Assignee, in each case in principal amounts reflecting their respective Revolving Loans, as adjusted pursuant to such assignment.

                        (3) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any portion of the Revolving Loans of such Lender, any note held by such Lender, or any other interest of such Lender under the Loan Documents; provided that, so long as no Potential Default or Event of Default has occurred hereunder, any Lender selling a participation shall give prior written notice to the Company of such sale. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Revolving Loans and the holder of any note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Company under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Revolving Loan in which such Participant has an interest which forgives principal, interest, fees or any Obligations or reduces the interest rate or fees payable with respect to any such Revolving Loans, extends the Revolving Maturity Date, postpones any date fixed for any regularly-scheduled payment of principal of or interest on any Loan in which such Participant has an interest, or any regularly-scheduled payment of fees on any such Revolving Loan or releases all or substantially all of the Collateral, except upon final payment in full of all Obligations secured thereby. The Company agrees that each Participant shall be deemed to have the rights of setoff provided in this Agreement in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in this Agreement with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in this Agreement, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with this Agreement as if each Participant were a Lender.

                        (4) The Company authorizes each Lender to disclose to any Participant or Eligible Assignee or any other Person acquiring an interest in the Loan Documents by operation of law and any prospective Participant or Eligible Assignee any and all information in such Lender's possession concerning the creditworthiness of the Company, including without limitation any information contained in any reports; provided that each Transferee and prospective Participant or Eligible Assignee agrees to be bound by this Paragraph 12 of this Agreement.

                  12(r) Confidentiality. The Administrative Agent and each Lender agrees to hold any confidential information which it may receive from the Company pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee or proposed Transferee agreeing to be bound hereby, (iii) to regulatory officials, (iv) to any Person as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, provided that if practicable to do so, the Company shall be given reasonable advance notice thereof, and (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties.

            13. Definitions. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. Unless the context otherwise requires, all accounting terms and financial calculations not expressly defined herein to be otherwise construed or calculated shall be construed and calculated in accordance with GAAP. For purposes of this Agreement, the terms set forth below shall have the following meanings:

            "Account" shall mean, individually and collectively, as the context requires, any and all accounts, chattel paper and general intangibles owed or owing to the Company or a Subsidiary of the Company by an Account Debtor, whether now owned or hereafter acquired by the Company or a Subsidiary of the Company, or in which the Company or a Subsidiary or may now have acquire an interest.

            "Account Debtor" shall mean a Person obligated to the Company or a Subsidiary of the Company on an Account.

            "Adjusted LIBOR" shall mean, with respect to any LIBOR Loan for the Interest Period applicable to such LIBOR Loan, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of one percent) calculated as of the first day of such Interest Period in accordance with the following formula:

                  Adjusted LIBOR =     LR
                                    --------
                                      1-LRP
      where
                  LR   =  LIBO Rate
                  LRP  =  LIBOR Reserve Percentage

            "Affiliate" shall mean, as to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. "Control" as used herein means with respect to any business entity the power to direct the management and policies of such business entity.

            "Administrative Agent" shall have the meaning given such term in the introductory paragraph hereof and shall include any permitted successor to Sanwa, the initial "Administrative Agent" hereunder.

            "Agreement" shall mean this Agreement, as the same may be amended, extended or replaced from time to time.

            "Approved Storage Facilities" shall mean the facilities described in Exhibit N hereto and any other facilities acceptable to the Collateral Agent and the Administrative Agent.

            "Authorized Officer" shall mean the chief executive officer, president, chief financial officer or other duly authorized officer of the Company or any member of the Company having substantially the same authority and responsibility.

            "Borrowing Base" shall mean at any date the sum of:

            (i) 85% of Eligible Accounts, plus

            (ii)  the lesser of:

                  (x) $10,000,000 or

                  (y) 45% of the Inventory Value of Eligible Inventory.

            "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit M hereto, certified by a Responsible Officer of the Company, demonstrating the Company's compliance with the requirement of Paragraphs 1(a) and (c) above.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in Los Angeles, California are authorized or obligated to close their regular banking business.

            "Capital Expenditures" shall mean, for any period, the aggregate of all expenditures by the Company and its Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of the Company less net proceeds from sales of fixed or capital assets received by the Company or any of its Subsidiaries during such period. For the purpose of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Company or a Subsidiary of the Company or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be.

            "Capital Lease Obligations" of a Person shall mean the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

            "Capitalized Lease" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

            "Cash Equivalents" shall mean:

            (a) short-term obligations of, guaranteed by, or backed by the full faith and credit of, the United States of America;

            (b) investments in commercial paper rated A-1 or better by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, or any successor thereto, or P-1 or better from Moody's Investors Service, Inc. or any successor thereto;

            (c) demand deposit accounts maintained in the ordinary course of business, certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000;

            (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) of this definition and entered into with a financial institution satisfying the criteria described in clause (iii) of this definition;

            (e) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) of this definition.

            "Center" shall mean a center where inventory is collected by the Company or any of its Subsidiaries in the ordinary course of business.

            "CGMP" shall mean the current good manufacturing practice regulations for blood and blood components as promulgated by the FDA from time to time.

            "Change of Control" shall mean the occurrence of any of the following:

            (a) Any event described in the definition of "Change of Control" in the Securities Purchase Agreement;

            (b) Any person (as such term is used in section 13(d) and section 14(d)(2) of the Securities Exchange Act of 1934, as in effect on the Closing Date (the "Exchange Act")) or related persons constituting a group (as such term is used in Rule 13d-5 of the Exchange Act) (other than a group that includes Barry D. Plost or Jerry L. Burdick (so long as such applicable Person(s) are executive officers or members of the Board of Directors of the Company)) become "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the Closing
      Date), directly or indirectly, of more than 40% of the issued and outstanding common stock of the Company;

            (c) The acquisition after the Closing Date by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act) (other than a group that includes Barry D. Plost or Jerry L. Burdick (so long as such applicable Person(s) are executive officers or members of the Board of Directors of the Company)) of (i) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the board of directors of the Company, through beneficial ownership of the capital stock of the Company or otherwise, or (ii) all or substantially all of the properties of the Company.

            "Change of Control Event" shall mean the earlier of the occurrence of (a) a Change of Control, or (b) any action taken by the Board of Directors of the Company to authorize any liquidation or dissolution of the Company.

            "Closing Date" shall have the meaning set forth in Recital B above.

            "Collateral" shall mean the collateral described in the Security Documents.

            "Collateral Agent" shall have the meaning given such term in the introductory paragraph hereof and shall include any permitted successor to Sanwa Bank California.

            "Commonly Controlled Entity" of a Person shall mean a Person, whether or not incorporated, which is under common control with such Person within the meaning of Section 414(c) of the Internal Revenue Code.

            "Company" shall have the meaning given such term in the introductory paragraph hereof.

            "Compliance Certificate" shall mean a certificate substantially in the form of Exhibit I hereto of an Authorized Officer of the Company, (i) stating that any financial statements delivered therewith in accordance with Paragraph 8(a) above are presented fairly in accordance with GAAP, subject in the case of any such unaudited financial statements, to changes reasonably resulting from audit and normal year end adjustments, (ii) confirming that, as of the last day of fiscal period covered by such financial statements, all representations and warranties (except those that specifically relate to a specific date) of the Company set forth in the Loan Documents are true and accurate in all material respect, (iii) setting forth detailed calculations of the financial covenants of the Company in Paragraph 9(k) above (or, in the case of proposed Distributions, Paragraph 9(e)) evidencing compliance with the terms thereof, and (iv) stating there does not exist a Potential Default or an Event of Default hereunder.

            "Contact Office" shall mean the office of the Administrative Agent located at 601 South Figueroa, W8-12, Los Angeles, CA 90017 or such other office as the Administrative Agent may notify the Company, and the Lenders from time to time in writing.

            "Contingent Obligation" shall mean, with respect to the Company, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person (i) to purchase such indebtedness or obligation or any property constituting security therefor; (ii) to advance or supply funds (a) for the purchase or payment of such indebtedness or obligation, or (b) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation; (iii) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or (iv) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof. In any computation of the indebtedness or other liabilities of the obligor under any Contingent Obligation, the indebtedness or other obligations that are the subject of such Contingent Obligation shall be assumed to be direct obligations of such obligor.

            "Continuation or Conversion Request" shall mean a Continuation or Conversion Request substantially in the form of Exhibit J hereto.

            "Contractual Obligation" as to any Person shall mean any provision of any security issued by such Person or of any material agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

            "CPLTD" shall mean, as of the end of any fiscal quarter, the current portion of long term debt determined in accordance with GAAP but excluding Obligations under this Agreement and the scheduled amortization payments on Senior Subordinated Debentures due in calendar year 2003.

            "Debt" shall mean, with respect to the Company and its Subsidiaries, without duplication, (i) its liabilities for borrowed money; (ii) its liabilities for the deferred purchase price of property acquired by the Company or any of its Subsidiary (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (iii) its Capital Lease Obligations; (iv) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and (v) any Contingent Obligation of the Company with respect to liabilities of a type described in any of clauses (i) through (iv) hereof. Debt of the Company and its Subsidiaries shall include all obligations of the Company and its Subsidiaries of the character described in clauses (i) through (v) to the extent the Company remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

            "Distribution" shall have the meaning set forth in Paragraph 9(e) above.

            "Domestic Wholly Owned Subsidiary" shall have the meaning set forth in Paragraph 9(f) above.

            "EBITDA" shall mean, for any period, for the Company and its Subsidiaries on a consolidated basis, Operating Income adjusted by adding thereto the amount of all amortization of intangibles and depreciation, in each case, that were deducted in arriving at Operating Income for such period.

            "Effective Tangible Net Worth" shall mean the Company's stated net worth, determined on a consolidated basis, plus Subordinated Debt but less all intangible assets of the Company and its Subsidiaries (i.e. goodwill, trademarks, patents, copyrights, organization expense and similar intangible items including, but not limited to, investments in and all amounts due from Affiliates, officers or employees).

            "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000; provided that such bank is acting through a branch or agency located in the United States; (iii) any Affiliate of a Lender; (iv) any other entity which is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Exchange Act of 1934) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds and lease financing companies; or (v) any other entity approved by the Company and the Administrative Agent; provided that neither the Company nor any employee benefit plan subject to ERISA shall be an Eligible Assignee.

            "Eligible Account" shall mean, at any time, the gross amount, less returns, discounts, credits, or offsets of any nature (including, without limitation, by reason of disputes or counterclaims), of the Accounts owing to the Company or a Subsidiary by an Account Debtor but excluding any Account for which each of the following statements is not accurate and complete (and the Company by including such Account in any computation of the Borrowing Base shall be deemed to represent and warrant to the Lender the accuracy and completeness of such statements):

            (a) Such Account arises out of the sale of goods which have been shipped or delivered or services rendered to an Account Debtor evidenced by an invoice;

            (b) Such Account does not have seller terms exceeding 90 days provided that, if such account is supported by an irrevocable letter of credit from a bank or by insurance (which letter of credit or insurance is satisfactory to the Collateral Agent) such account may have seller terms not exceeding 140 days;

            (c) Such Account is a binding and valid obligation of an Account Debtor to the Company or a Subsidiary Guarantor and is enforceable against the Account Debtor in accordance with its terms subject to the effect of applicable bankruptcy and similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity;

            (d) Except as permitted by clauses (k) below, such Account is free of all defaults of either party thereto and from any rescission, cancellation or avoidance, and all rights thereof, whether by operation of law or otherwise;

            (e) The Account Debtor on such Account is not an officer, employee, or agent of the Company or a Subsidiary of the Company;

            (f) Such Account does not arise out of and is not secured by goods which have been placed on consignment, guarantied sale or other terms by reason of which the payment by the Account Debtor to the Company or a Subsidiary may be conditional;

            (g) The Account Debtor obligated on such Account is headquartered and doing business in the United States or such Account is supported by adequate Eximbank insurance or other insurance acceptable to the Lender or by irrevocable letters of credit issued by banks satisfactory to the Collateral Agent;

            (h) The Account Debtor on such Account is not a Subsidiary or Affiliate of the Company or its officers or directors;

            (i) Neither the Company nor a Subsidiary is nor may it become liable to the Account Debtor on such Account for goods sold or services rendered by such Account Debtor to the Company or any of its Subsidiaries;

            (j) When aggregated with all other Accounts from the same Account Debtor to the Company and its Subsidiaries, such Account will not cause the aggregate of Accounts on which such Account Debtor is obligated at any one time to exceed (i) in the case of Grifols, 60% of all Accounts and (ii) in all other cases, 15% of all Accounts;

            (k) Such Account has not been outstanding more than the earlier of 90 days from the original date of invoice or 60 days from the due date; provided that, if such Account is supported by an irrevocable letter of credit from a bank or by insurance (which letter of credit or insurance is satisfactory to the Collateral Agent), such Account may be outstanding for not more than 140 days from the invoice date;

            (l) Not more than 25% of the Accounts payable to the Company and its Subsidiaries from the Account Debtor on such Account have been outstanding for more than 90 days from the original date of invoice or are more than 60 days past due; provided that, if such Account is supported by an irrevocable letter of credit from a bank or by insurance (which letter of credit or insurance is satisfactory to the Collateral Agent), such Account may be outstanding for not more than 140 days from the invoice date;

            (m) Such Account is not payable by an Account Debtor that the Collateral Agent, in their sole discretion, determines not to have satisfactory creditworthiness or financial condition;

            (n) Such Account is not payable by an Account Debtor who has filed or had filed against it a petition in bankruptcy, or an application for relief under any provision of any state or federal bankruptcy, insolvency or debtor-in-relief acts; or who has had appointed a trustee, custodian or receiver for the assets of such account debtor; or who has made an assignment for the benefit of creditors or has become insolvent or fails generally to pay its debts (including its payrolls) as such debts become due.

            (o) Such Account does not arise from an Account Debtor's cash sale or from collect on delivery sales of inventory;

            (p) Such Account does not arise from accrued finance charges;

            (q) The Account Debtor on such Account is not the United States or any other Governmental Authority or any department or agency thereof;

            (r) Such Account is subject to a first priority perfected security interest in favor of the Collateral Agent and is otherwise satisfactory to the Collateral Agent and the Administrative Agent in their sole discretion.

            "Eligible Inventory" shall mean Inventory as defined in the California Uniform Commercial Code in which Lender has a first priority perfected security interest (and the Company by including such Inventory in any computation of the Borrowing Base shall be deemed to represent and to warrant to the Lender the accuracy and completeness of such statements) but excluding:

            (a) Inventory which is not owned by the Company or a Subsidiary free and clear of all Liens or claims of any third party except the Lender and, to the extent contemplated by clause (f) below; Liens of landlords, bailees, and similar Person;

            (b) Inventory which is obsolete, unsalable, damaged, defective or unfit for the use for which it is intended, as determined by the Collateral Agent in its sole discretion;

            (c) Inventory which is not located in a state in which the Collateral Agent has a first priority perfected security interest in such Inventory;

            (d) Inventory which is not in the physical possession of the Company, one of its Subsidiaries or a warehouse holding physical possession on behalf of the Company or one of its Subsidiaries or is held by others on consignment, sale on approval or sale or return;

            (e) Inventory which has not been properly maintained in accordance with all Requirements of Law in all material respects or for which correct and accurate records have not been maintained or are otherwise unavailable for review, inspection and copying by the Collateral Agent upon demand;

            (f) Inventory that:

                  (i) is located in an Approved Storage Facility in which
            inventory is located on the Closing Date that, within thirty (30) days after the Closing Date, is not subject to landlord, warehousemen or bailee waivers or consents in form and substance satisfactory to the Collateral Agent,

                  (ii) if, within one hundred and twenty (120) days after the
            Closing Date, the Collateral Agent has not received landlord, warehousemen or bailee waivers or consents in form and substance satisfactory to the Collateral Agent covering at least 80% of the Centers in which inventory is located as of the Closing Date, inventory located in such Centers as have not delivered such waivers or consents,

                  (iii) is located in any Center in which inventory is located as of the Closing Date for which the Collateral Agent has not received such landlord, warehousemen or bailee waivers or consents in form and substance satisfactory to the Collateral Agent within six (6) months after the Closing Date;

                  (iv) is located in an Approved Storage Facility or any Center in which inventory was not located as of the Closing Date for which the Collateral Agent has not received landlord, warehousemen or bailee waivers or consents.

            (g) Inventory which is not otherwise acceptable to the Collateral Agent and the Administrative Agent in their sole discretion.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be supplemented or amended.

            "Event of Default" shall have the meaning given such term in Paragraph 10 above.

            "Fixed Charge Coverage Ratio" shall mean, as of any date for the Company on a consolidated basis, the ratio of (i) EBITDA minus Capital Expenditures (that are acquired with cash or Debt) made during the four fiscal quarters ended as of such date (or, for purposes of calculating the Fixed Charge Coverage Ratio as of the Closing Date, during the twelve full months ending January 31, 2001) to (ii) the sum of, without duplication, (a) CPLTD as of such date plus (b) Interest Expense and Distributions made during the four fiscal quarters ended as of such date (or, for purposes of calculating the Fixed Charge Coverage Ratio as of the Closing Date, during the twelve full months ending January 31, 2001).

            "FDA" shall mean The Food and Drug Administration of the United States of America, and any successors thereto.

            "FDA Regulations" shall mean the rules and regulations of the FDA, regardless of having the effect of law.

            "Force Majeure" shall mean acts of God, riots, civil commotions, insurrections, wars or other causes beyond the control of the Company.

            "Funded Debt" shall mean, with respect to the Company and its Subsidiaries, all Debt excluding (to the extent otherwise includible in the calculation of Funded Debt) (a) Debt in an aggregate principal amount not to exceed $975,428 in favor of Western Equities, LLC that is outstanding on the date of this Agreement and (b) until but not including May 31, 2001, (i) Debt in an aggregate principal amount not to exceed $740,000 to Barry D. Plost, Sam Anderson, Dr. Nelson Teng and Jerry Burdick that is outstanding on the date of this Agreement, (ii) Subordinated Debt in an aggregate amount not to exceed $475,000 to Barry D. Plost that is outstanding as of the date of this Agreement, and (iii) Debt under the Senior Subordinated Debentures in an aggregate principal amount of $838,000 that was repaid prior to the date of this Agreement.

            "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

            "Guaranty" shall mean each Guaranty of the Obligations executed by any Person including the Guaranties required under Section 5(a)(2) above.

            "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Grifols" shall mean Instituto Grifols, S.A., a corporation organized under the laws of Spain.

            "Hazardous Materials" shall mean:

                  (a) "Hazardous substances", "hazardous wastes," "hazardous materials," or "toxic substances," as defined in any of the Hazardous Material Laws;

                  (b) Any pollutant or contaminant, or hazardous, dangerous or toxic chemical, material, waste or substance ("pollutant") which Hazardous Material Laws prohibit, limit or otherwise regulate as to use, exposure, release, generation, manufacture, sale, transport, handling, storage, treatment, reuse, presence, disposal or recycling;

                  (c) Petroleum, crude oil or any fraction of petroleum or crude oil;

                  (d) Any radioactive material, including any source, special nuclear or by-product material, as defined at 42 U.S.C.ss.2011 et seq., and amendments thereto and reauthorizations thereof;

                  (e) Asbestos-containing materials in any form or condition;
and

                  (f) Polychlorinated biphenyls.

            "Hazardous Materials Claims" shall mean any enforcement, cleanup, removal or other governmental or regulatory action or order with respect to the Property, pursuant to any Hazardous Materials Laws, and/or any claim asserted against the Company in writing by any third party relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials in, on, under or near the Property.

            "Hazardous Materials Laws" shall mean any applicable federal, state or local laws, ordinances or regulations relating to Hazardous Materials.

            "Hedge Transaction" shall mean (1) any transaction with is a rate swap transaction, basis swap, forward rate transaction, interest rate swap, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to the foregoing) and (2) any combination of the foregoing.

            "Indebtedness" of any Person shall mean (i) all items of indebtedness which, in accordance with GAAP and practices, would be included in determining liabilities as shown on the liability side of a statement of condition of such Person as of the date as of which indebtedness is to be determined, including, without limitation, all obligations for money borrowed,
(ii) Capital Lease Obligations and all obligations of such Person in respect of Off-Balance Sheet Liabilities, (iii) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade and other accounts payable in the ordinary course of business in accordance with ordinary trade terms), including any such obligations created under or arising out of any conditional sale or other title retention agreement, (iv) all obligations of such Person (whether contingent or otherwise) under reimbursement or similar agreements with respect to the issuance of letters of credit, (v) any net obligations of such Person under or in respect of any swap, cap, collar or other financial hedging arrangement, (vi) all indebtedness or other obligations of any other Person of the type specified in clause (i), (ii), (iii), (iv) or (v) above, the payment or collection of which such Person has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which such Person is liable, contingently or otherwise, including, without limitation, liable by way of agreement to purchase products or services, to provide funds for payment, to maintain working capital or other balance sheet conditions or otherwise to assure a creditor against loss, and (vii) all indebtedness or other obligations of any other Person of the type specified in clause (i), (ii), (iii), (iv), (v) or (vi) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or in property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assume or becomes liable for the payment of such indebtedness or obligations..

            "Issuing Bank" shall mean Sanwa and such other Lender as from time to time shall agree, with the consent of the Administrative Agent, to issue Letters of Credit hereunder.

            "Interest Expense" shall mean, for any period, the total interest expense of a Person determined in accordance with GAAP plus, without duplication the portion of Capital Lease Obligations representing the interest factor for such period, but excluding the amortization of any deferred financing costs incurred in connection with this Agreement and any non-cash interest expense.

            "Interest Period" shall mean with respect to any Revolving Loan which is being maintained as a Loan, the period commencing on the date such Revolving Loan is advanced and ending one, two, three or six months thereafter, as designated in the related Revolving Loan, Continuation or Conversion Request; provided, however, that (a) any Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day unless by such extension it would fall in another calendar month, in which case such Interest Period shall end on the immediately preceding LIBOR Business Day, (b) any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period is to end shall, subject to the provisions of clause (a) above, end on the last day of such calendar month, and (c) no Interest Period shall end after, in the case of a Revolving Loan being maintained as a LIBOR Loan, the regularly scheduled Revolving Maturity Date.

            "Inventory Value of Eligible Inventory" shall mean the aggregate value of Eligible Inventory located in Approved Storage Facilities or Centers (net of customer advances solely against inventory in such Center) equal to the lesser of (a) cost or (b) market value, all determined on a on a first-in, first-out basis in accordance with GAAP.

            "L/C Credit Sub-Limit" shall mean $1,000,000.

            "L/C Documents" shall have the meaning set forth in Paragraph 1(c) above.

            "L/C Drawing" shall have the meaning set forth in Paragraph 1(c) above.

            "Letters of Credit" shall have the meaning set forth in Paragraph 1(c) above.

            "Letter of Credit Request" shall have the meaning set forth in Paragraph 1(c) above.

            "Lenders" shall mean the Lenders from time to time party hereto.

            "Leverage Ratio" shall mean, as of any date, the ratio, calculated on a consolidated basis for the Company and its Subsidiaries, of (i) Funded Debt as of the end of such period to (ii) EBITDA for the four fiscal quarters just ended (or, for purposes of calculating the Leverage Ratio as of the Closing Date, EBITDA for the twelve months ending January 31, 2001.)

            "LIBO Rate" shall mean, with respect to any LIBOR Loan for any Interest Period, the rate per annum determined by the Administrative Agent to be the rate as of approximately 11:00 a.m. (London time) on the date that is two LIBOR Business Days prior to the beginning of the relevant Interest Period quoted as the British Bankers' Association Interest Settlement Rate for deposits in dollars (as set forth in any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by any Affiliate of the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two LIBOR Business Days prior to the beginning of such Interest Period.

            "LIBOR Business Day" shall mean a Business Day upon which commercial banks in London, England are open for domestic and international business.

            "LIBOR Loans" shall mean Revolving Loans outstanding hereunder at such time as they are made and/or being maintained at a rate of interest based upon Adjusted LIBOR.

            "LIBOR Reserve Percentage" shall mean with respect to an Interest Period for a LIBOR Loan, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments) which is imposed under Regulation D on eurocurrency liabilities.

            "LIBOR Spread" shall mean two and one half percent (2.50%).

            "Lien" shall mean any security interest, mortgage, pledge, lien, claim on property, charge or encumbrance (including any conditional sale or other title retention agreement), any lease in the nature thereof, and the filing of or agreement to give any financial statement under the Uniform Commercial Code of any jurisdiction.

            "Loan Documents" shall mean this Agreement, the Security Documents, the Guaranties, the L/C Documents, and each other document executed in connection herewith or therewith.

            "Loan Request" shall mean a request for a Revolving Loan substantially in the form of Exhibit K hereto.

            "Material Adverse Effect" shall mean a material adverse effect on
(i) the business, Property, condition (financial or otherwise) or results of operations, of the Company and its Subsidiaries taken as a whole, (ii) the ability of the Company to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

            "Material Contract" shall mean the Securities Purchase Agreement and each other supply or sales agreement or other contract to which the Company or any of its Subsidiaries is a party the breach of which by any party thereto could reasonably be expected to have a Material Adverse Effect.

            "Material FDA Report" shall mean any report to the FDA of biological product deviations made or required to be made to the FDA in accordance with 21 C.F.R. 607.3 any other report made or required to be made to any Governmental Authority in accordance with the Requirements of Law if the matters disclosed therein could have a Material Adverse Effect or could materially reasonably be expected to impair the Inventory Value of the Eligible Inventory.

            "Material Subsidiary" means, at any time, any Subsidiary (i) that has assets with a book value of more than 10% of the consolidated book value of the assets of the Company and its Subsidiaries or (ii) to which is attributable more than 10% of the consolidated Net Profit of the Company and its Subsidiaries in any fiscal quarter or (iii) to which is attributable more than 10% of the consolidated cash flow of the Company and its Subsidiaries in any fiscal quarter or (iv) if, as at the end of any fiscal quarter, more than 10% of the consolidated book value of the assets, more than 10% of the consolidated Net Profit or more than 10% of the consolidated cash flow of the Company and its Subsidiaries is are attributable to Subsidiaries that are not "Material Subsidiaries" as described in clauses (i) through (iii) of this definition, all Subsidiaries.

            "Multiemployer Plan" as to any Person shall mean a Plan of such Person which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Net Cash Proceeds of Subordinated Debt or Equity Issuance" shall mean, with respect to any issuance or disposition of Subordinated Indebtedness, shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, the cash proceeds thereof, net of all customary fees, commissions, costs, and other expenses incurred in connection therewith.

            "Net Profit" shall mean, with respect to any period, the net income (or loss) for such period as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

            "Obligations" shall mean all unpaid principal of and accrued and unpaid interest on the Revolving Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other monetary obligations of the Company to the Lenders, or the Administrative Agent under the Loan Documents.

            "Off-Balance Sheet Liabilities" shall mean, with respect to any Person, (i) any repurchase obligation or liability, contingent or otherwise, of such Person with respect to all amounts or notes receivables sold, transferred or otherwise disposed of by such Person, (ii) any repurchase obligation or liability, contingent or otherwise, of such Person with respect to property or assets leased by such Person as lessee and (iii) all obligations, contingent or otherwise, of such Person under any synthetic lease, tax retention operating lease, off balance sheet loan or similar off-balance sheet financing if the transaction giving rise to such obligation (a) is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease under GAAP or (b) does not (and is not required to) appear as a liability on the consolidated balance sheet of such Person and its Subsidiaries, but in any case excluding any obligations that are liabilities of any such Person as lessee under any operating lease so long as the terms of such operating lease do not require any payment by or on behalf of such Person at termination of such operating lease pursuant to a required purchase by or on behalf of such Person of the property or assets subject to such operating lease or under any arrangement pursuant to which such Person guarantees or otherwise assures any other Person of the value of the property or assets subject to such operating lease.

            "Operating Income" shall mean, for any period, the net income, after taxes, determined in accordance with GAAP for such period before Interest Expense and provision for taxes based on income and without giving effect to (1) extraordinary gains or losses, (2) gains or losses from sales of assets other than inventory sold in the ordinary course of business, and (3) other nonrecurring noncash items.

            "Other Permitted Debt" shall mean Indebtedness (i) in an aggregate not to exceed $500,000 of Indebtedness incurred in any fiscal year, (ii) Subordinated Debt and (iii) Indebtedness reflected on Exhibit G hereto.

            "Outstanding Letter of Credit" shall mean any Letter of Credit which has not been cancelled, expired, utilized or fully drawn down. Outstanding Letters of Credit shall be deemed to be outstanding in an amount equal to the aggregate amount available for drawing as of the date of or at any time after the date of calculation.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

            "Participant" shall have the meaning set forth in Paragraph 12(q) above.

            "Percentage Share" shall mean, for any Lender at any date that percentage set forth as such on Schedule 2 attached hereto, as said Schedule 2 may be modified from time to time by the Administrative Agent to reflect assignments made pursuant to Paragraph 12 above and as further modified from time to time with the consent of one hundred percent (100%) of the Lenders.

            "Permitted Liens" shall mean:

                  (a) Liens or charges for current taxes, assessments or other governmental charges which are not delinquent or which remain payable without penalty, or the validity of which are contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof, provided the Company, as applicable, shall have set aside on its books and shall maintain adequate reserves for the payment of same in conformity with GAAP.

                  (b) Liens, deposits or pledges made to secure statutory obligations, surety or appeal bonds, or bonds to obtain, or to obtain the release of, attachments, writs of garnishment or for stay of execution, or to secure the performance of bids, tenders, contracts (other than for the payment of borrowed money), leases or for purposes of like general nature in the ordinary course of the business of the Company.

                  (d) Statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar Liens imposed by law and created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in conformity with GAAP.

                  (e) Attachment and judgment Liens not otherwise constituting an Event of Default any of which Liens are in existence less than thirty (30) days after the entry thereof or with respect to which execution has been stayed, payment is covered in full by insurance, or the Company shall in good faith be prosecuting an appeal or proceedings for review and shall have set aside on its books such reserves as may be required by GAAP with respect to such judgment or award.

                  (f) Liens incidental to the conduct of the business or the ownership of the property of the Company or such Subsidiary which were not incurred in connection with borrowed money and which do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the business.

                  (g) Liens described in Exhibit L hereto.

                  (h) Liens securing Capital Lease Obligations or other purchase money Debt, including refinancings thereof, in an aggregate principal amount not exceeding $500,000.

            "Person" shall mean any corporation, natural person, firm, joint venture, partnership, limited liability company, trust, unincorporated organization, government or any department or agency of any government.

            "Plan" shall mean as to any Person, any pension plan that is covered by Title IV of ERISA and in respect of which such Person or a Commonly Controlled Entity of such Person is an "employer" as defined in Section 3(5) of ERISA.

            "Potential Default" shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

            "Property" shall mean real property in which the Company or any of its Subsidiaries has an interest.

            "Quarterly Period" shall mean, in respect of a commercial Letter of Credit, the number calculated (with any fraction being rounded up to the next highest whole number) as (i) the number of days from and including the date of issuance until the stated termination date thereof divided by (ii) 90.

            "Reference Rate" shall mean the annual rate of interest announced from time to time by Sanwa as its "reference rate."

            "Reference Rate Loan" shall mean a Loan bearing interest calculated based on the Reference Rate.

            "Reference Rate Spread" shall mean one half of one percent (1/2%).

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (12 C.F.R. ss. 221), as the same may from time to time be amended, supplemented or superseded.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. ss.221), as the same may from time to time be amended, supplemented or suspended.

            "Reportable Event" shall mean a reportable event as defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of ERISA.

            "Required Lenders" shall mean (i) so long as the number of Lenders does not exceed two (2), all the Lenders, and (ii) at all other times, the Lenders holding not less than sixty-six and two-third percent (66 2/3%) of the Percentage Shares.

            "Requirements of Law" shall mean as to any Person the Certificate of Incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or a final and binding determination of an arbitrator or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Revolving Credit Limit" shall mean Twenty Million Dollars as such amount may be reduced pursuant to Paragraph 4(b) above.

            "Revolving Loan" shall have the meaning set forth in Paragraph 1(a) above.

            "Revolving Maturity Date" shall mean January 31, 2003.

            "Sanwa" shall have the meaning set forth in the introductory paragraph to this Agreement.

            "Security Documents" shall have the meaning set forth in Paragraph 5a above.

            "Securities Purchase Agreement" shall mean that certain Securities Purchase Agreement for $16,000,000 12% Senior Subordinated Debentures Due 2005 and Warrants to Purchase Shares of Common Stock dated as of February 13, 1998 between the Company, certain Subsidiaries of the Company, and the Subordinated Debenture Holders, as amended.

            "Senior Subordinated Debentures" shall have the meaning set forth in the Securities Purchase Agreement.

            "Single Employer Plan" shall mean as to any Person any Plan of such Person which is not a Multiemployer Plan.

            "Solvent" shall mean, as to any Person at any time, that (i) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed liabilities evaluated for purposes of Section 101(31) of the United States Bankruptcy Code and, in the alternative, for purposes of the California Uniform Fraudulent Transfer Act); (ii) the present fair salable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, for which such Person's property would constitute unreasonably small capital.

            "SOP" shall mean standard operating procedures of the Company and its Subsidiaries, as those procedures are amplified and modified by any Material Contracts.

            "Subordinated Debenture Holders" shall mean the holders of the Senior Subordinated Debentures issued pursuant to the Securities Purchase Agreement.

            "Subordinated Debt" shall mean Indebtedness under the Senior Subordinated Debentures and any other unsecured subordinated Indebtedness that is subordinated to the Obligations on terms and conditions satisfactory to the Required Lenders.

            "Subsidiary" shall mean any corporation, partnership, association or other business entity (herein referred to as the "parent") (1) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (2) that is, at the time any determination is made, otherwise controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. In the context of consolidated or consolidating financial statements, calculations and terms, "Subsidiary" shall refer to Subsidiaries whose financial affairs are consolidated with those of the Company in accordance with GAAP.

            "Warrants" shall have the meaning set forth in the Securities Purchase Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                          SERACARE, INC., as Company

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                          SANWA BANK CALIFORNIA, as
                                           Administrative Agent

                                          By ___________________________________
                                          Name _________________________________
                                          Title ________________________________


                                          SANWA BANK CALIFORNIA, as Collateral
                                           Agent

                                          By ___________________________________
                                          Name _________________________________
                                          Title ________________________________


                                          SANWA BANK CALIFORNIA, as Lender and
                                           Issuing Bank

                                          By ___________________________________
                                          Name _________________________________
                                          Title ________________________________


                                          BROWN BROTHERS HARRIMAN & CO,
                                           as Lender

                                          By ___________________________________
                                          Name _________________________________
                                          Title ________________________________

                     LIST OF OMITTED SCHEDULES AND EXHIBITS

The following Schedules and Exhibits to the Credit Agreement have been omitted from this Exhibit and shall be furnished supplementally to the Commission upon request:

Schedule 1        Addresses for Notices

Schedule 2        Percentage Share

Schedule 7(c)     Compliance with Law

Schedule 7(e)     Legal Bar

Schedule 7(f)     Material Litigation

Schedule 7(m)     Consents

Schedule 9(h)     Negative Pledges

EXHIBIT                       DOCUMENT
-------                       --------
A-1                           Company Security Agreement

A-2                           Subsidiary Security Agreement

B                             Continuing Guaranty

C                             Opinion of Counsel to Company and Subsidiaries

D                             List of Subsidiaries of the Company

E                             Waiver and Second Amendment to Securities
                              Purchase Agreement

F                             Subordination Agreement

G                             Other Permitted Debt

H                             Assignment Agreement

I                             Compliance Certificate

J                             Continuation or Conversion Request

K                             Loan Request

L                             Permitted Liens

M                             Borrowing Base Certificate

N                             Approved Storage Facilities